Exhibit 10.35

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MASTER MANUFACTURING AND SUPPLY AGREEMENT

BETWEEN

XenoPort, Inc.,

AND

Patheon Pharmaceuticals Inc.,

DATED AS OF

September 25, 2013.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

i

7.10	Meetings	28
7.11	Financial Records	29
7.12	Taxes	29

Article VIII Quality Assurance; Acceptance/Rejection of Product; Product Claims and Recalls		30
8.1	Quality Agreement	30
8.2	Compliance Standards	30
8.3	Acceptance; Reliance by XenoPort	30
8.4	Rejection; Determination of Deficiency; Notice	30
8.5	Product Complaints	34
8.6	Adverse Events	34
8.7	Investigations; Patheon’s Obligations	35
8.8	Certain Product Events	37
8.9	Disposition of Certain Products	38
8.10	Credits	39
8.11	Product Returns from the Field	39
8.12	Retained Samples	39
8.13	Annual Product Review	40

Article IX Regulatory Matters		40
9.1	Consents	40
9.2	Product Consents	40
9.3	Compliance with Laws	41
9.4	Drug Application Documentation	41
9.5	Regulatory Filings/Changes	41
9.6	Regulatory Inspections	42
9.7	Import/Export Matters	43
9.8	Governmental Authorities	43
9.9	Records and Accounting by Patheon	43

Article X Intellectual Property		44
10.1	Ownership	44
10.2	New Developments and Modifications	44
10.3	Grant of Licenses	45
10.4	Infringement	46
10.5	Data	46

Article XI Information; Audit and Inspection Rights; Records Retention; Access		47
11.1	Provision of Information	47
11.2	Physical Inventory	47
11.3	Supplier Audits	47
11.4	Audit and Inspection Rights	47
11.5	cGMP Documentation	48

Article XII Divested Products		48

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article XIII Representations and Warranties		49
13.1	Authority	49
13.2	XenoPort Warranties	49
13.3	Patheon Warranties	50
13.4	Import/Export Matters	54
13.5	Debarred Persons	54

Article XIV Liability And Indemnification		54
14.1	Limitation of Liability	54
14.2	Indemnity by Patheon	55
14.3	Indemnity by XenoPort	55
14.4	Procedures	56

Article XV Insurance		56
15.1	Coverage Requirements	56

Article XVI Confidentiality		57
16.1	Definition of “XenoPort Confidential Information”	57
16.2	Definition of “Patheon Confidential Information”	57
16.3	Treatment of Confidential Information	57
16.4	Exclusions	59
16.5	Notification of Mandatory Disclosure	59
16.6	Publicity	60
16.7	Return of Confidential Information	60

Article XVII Force Majeure Event		60

Article XVIII Term; Termination; Remedies		61
18.1	General	61
18.2	Patheon Material Default	62
18.3	Failure to Supply	63
18.4	Other Patheon Default	64
18.5	Effect of Patheon Default	64
18.6	XenoPort Material Default	64
18.7	Other XenoPort Default	65
18.8	Effect of a XenoPort Default	65
18.9	Remedies	65
18.10	Injunctive Relief	65
18.11	Backup Supplier Qualification	65
18.12	Obligations on Termination	66
18.13	Disposition of Equipment	66
18.14	Continuing Obligations	67

Article XIX Miscellaneous		67
19.1	Standard Forms	67
19.2	Notices	67

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19.3	Independent Contractors	68
19.4	Entire Understanding	68
19.5	Unintentional Omissions	68
19.6	Transferability; Binding Effect	68
19.7	Dispute Resolution	69
19.8	No Third Party Benefit or Right	70
19.9	Subcontractors	70
19.10	Amendment	70
19.11	Severability	70
19.12	Waiver	71
19.13	Survival	71
19.14	Drafting Ambiguities	71
19.15	Headings; Schedules; Interpretation; Counterparts	71
19.16	Governing Law	72
19.17	Coordination with GSK Agreement	72

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULES TO AGREEMENT

Exhibit A:	Form of Product Addendum

Schedules to Master Agreement

3.0	XenoPort Owned and Dedicated Equipment

4.2(b)	Report of Annual XenoPort- supplied Material Inventory Reconciliation and Calculation of Actual Annual Yield

7.9	Key Performance Indicators (“KPIs”)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

v

MASTER MANUFACTURING AND SUPPLY AGREEMENT

This MASTER MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) effective as of September 25, 2013 (the “Effective Date”) between XenoPort, Inc., a Delaware corporation having a principal place of business located at 3410 Central Expressway, Santa Clara, CA 95051 (“XenoPort”) and Patheon Pharmaceuticals Inc., a Delaware corporation having a principal place of business at 2110 E. Galbraith Road, Cincinnati, Ohio 45237-1625 (“Patheon”). XenoPort and Patheon are sometimes referred to herein individually as a “Party” and collectively as “Parties.”

RECITALS

WHEREAS, XenoPort is a pharmaceutical company engaged in the discovery, development, manufacture and sale of pharmaceuticals;

WHEREAS, Patheon is a company that has developed substantial expertise in manufacturing pharmaceutical products; and

WHEREAS, XenoPort desires to engage Patheon to manufacture and supply certain pharmaceutical products for XenoPort, and Patheon is willing to manufacture and supply these products.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree as follows:

Article I

Definitions

“Acquirer” will have the meaning provided in Section 19.6 of this Agreement.

“Act” will mean the United States Federal Food, Drug and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

“Actual Annual Yield” or “AAY” will have the meaning provided in Section 4.2(b) of this Agreement.

“Adverse Event” will have the meaning provided in Section 8.6 of this Agreement.

“Affiliate” will mean any person or entity that, directly or indirectly, through one or more intermediaries, Owns, is Owned by or is under common Ownership with, a Party, where “Own,” “Owned” or “Ownership” refers to (i) direct or indirect possession of at least 50% of the outstanding voting securities of a corporation or a comparable ownership in any other type of entity; or (ii) the actual ability of an entity, person or group to control and direct the management of the person or entity, whether by contract or otherwise.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Annual Product Review” will have the meaning provided in Section 8.13 of this Agreement.

“API” will mean the active pharmaceutical ingredients, whether one or more in number, used in the manufacture of each of the Products, as set forth in the applicable Product Addendum.

“Broader Intellectual Property Rights” will have the meaning provided in Section 10.2(b) of this Agreement.

“Business Day” will mean any day other than a day which is a Saturday, Sunday or federal bank or federal government holiday in the United States.

“Certificate of Analysis” will mean a document identified as such and provided by Patheon to XenoPort that (i) sets forth the analytical test results for a specified lot of Products shipped to XenoPort or its designee hereunder, (ii) certifies and reflects that a specified lot of Product is in conformance with the Specifications and has been manufactured in accordance with the Quality Agreement, cGMPs, and applicable Laws, (iii) states the date of manufacture and bulk expiry, (iv) lists any Deviation Reports applicable to that batch, and (v) any other certificate required by the applicable Governmental Authorities for release of the Product.

“Certificate of Conformance” will mean a document identified as such and provided by Patheon to XenoPort that certifies, warrants and reflects that the specified lot of Products shipped to XenoPort or its designee hereunder are manufactured in accordance with the Specifications, the Quality Agreement, cGMPs and all other applicable regulatory documents.

“Certificate of Manufacture” will mean a document identified as such and provided by Patheon to XenoPort which attests that a specific lot of Products has been produced in accordance with the Specifications.

“Certificates” will mean all or any one or combination of the Certificate of Analysis, Certificate of Conformance and/or the Certificate of Manufacture.

“Change Control Operating Procedure” will have the meaning provided in Section 4.4(a) of this Agreement.

“Confidential Information” will have the meaning provided in Section 16.3 of this Agreement.

“Consent” will mean any consent, authorization, permit, certificate, license or approval of, exemption by, or filing or registration with, any Governmental Authority or other person.

“Current Good Manufacturing Practices” or “cGMPs” will mean all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products. For purposes of this Agreement, cGMPs will mean (i) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 210 and 211

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and The Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products as each may be amended from time to time, (ii) the principles promulgated by any Governmental Authority having jurisdiction over the manufacture of the Products, in the form of Laws, or (iii) the principles promulgated by any Governmental Authority having jurisdiction over the manufacture of the Products, in the form of guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines) which guidance documents are being implemented within the pharmaceutical manufacturing industry for such Products.

“Customs” will have the meaning provided in Section 13.3(m) of this Agreement.

“C-TPAT” will have the meaning provided in Section 13.3(m) of this Agreement.

“Data” will have the meaning provided in Section 10.5(a) of this Agreement.

“Days” (whether or not the word is capitalized) will mean, except where specified otherwise, calendar days.

“Deficiency Notice” will have the meaning provided in Section 8.4(b) of this Agreement.

“Delivery Date” will mean the date specified by XenoPort that Patheon will make the Products available for shipment in accordance with this Agreement.

“Dedicated Equipment” means the items listed in that category on Schedule 3.0.

“Deviation Report” will have the meaning provided in Section 8.4(g) of this Agreement

“Disclosing Party” will have the meaning provided in Section 16.3(a) of this Agreement.

“Disputed Amount” will mean the portion of any payment hereunder that is the subject of a pending dispute identified by XenoPort in a written notice delivered to Patheon following receipt of an invoice or other demand for payment made hereunder stating the amount and basis of XenoPort’s good faith objection or challenge within [ * ] written notice of non-payment from Patheon (such notice to be accompanied by copies of invoices, shipping manifests and other relevant documentation supporting Patheon’s claim for payment);

“Divested Products” will have the meaning provided in Article XII of this Agreement.

“Divestment” will have the meaning provided in Article XII of this Agreement.

“Divestment Party” will have the meaning provided in Article XII of this Agreement.

“Drug Application” will mean any New Drug Application filed with the FDA, any Abbreviated New Drug Application filed with the FDA, any Supplemental New Drug Application filed with the FDA, any product license or any equivalent drug application or similar pharmaceutical product approval administered by any foreign Governmental Authority, or any extension or renewal of any of the foregoing.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Equipment” will mean the XenoPort-Owned Equipment and Dedicated Equipment.

“Exclusive and Long Lead Time Materials” will have the meaning provided in Section 7.3 of this Agreement.

“Exclusive and Long Lead Time Materials Purchasing Summary” will have the meaning provided in Section 7.3 of this Agreement.

“Facility” will mean Patheon’s manufacturing facility [ * ].

“FDA” will mean the United States Food & Drug Administration.

“Firm Orders” will have the meaning provided in Section 7.1(b) of this Agreement.

“Force Majeure Event” will have the meaning provided in Article XVII.

“Forecast” will have the meaning provided in Section 7.1(a) of this Agreement.

“Governmental Authority” will mean any nation or government, any state, province, or other political subdivision thereof or any entity with legal authority to exercise executive, legislative, judicial, regulatory or administrative functions or pertaining to government in any of the Markets, as such Markets are set forth in a Product Addendum.

“GSK” will have the meaning provided in Section 19.17 of this Agreement.

“GSK Agreement” will have the meaning provided in Section 19.17 of this Agreement.

“Indemnified Party” will have the meaning provided in Section 14.4 of this Agreement.

“Indemnifying Party” will have the meaning provided in Section 14.4 of this Agreement.

“Initial Term” will have the meaning provided in Section 18.1(a) of this Agreement.

“Intellectual Property” will mean (i) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, business marks, brand names, trade names, trade dress, names, logos and slogans and all goodwill associated therewith; (ii) Patents, patent rights, provisional patent applications, patent applications, designs, registered designs, registered design applications, industrial designs, industrial design applications and industrial design registrations, including any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, registrations, revalidations, reexaminations, reissues or additions, including supplementary certificates of protection, of or to any of the foregoing items; (iii) copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), musical, dramatic, pictorial, graphic and sculptured works; (iv) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions, designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data which have actual or potential commercial value and are not available in the public domain; and (v) all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection.

“Intent to Terminate Notice” will have the meaning provided in Section 18.6 of this Agreement.

“Intermediate Products” will mean the unfinished pharmaceutical product(s), whether one or more in number, set forth in a Product Addendum and shipped to XenoPort or its designee in the form (bulk tablets, powders, liquids, soft gels or any other pharmaceutical form) identified in the Product Addendum.

“Key Performance Indicators” will have the meaning provided in Section 7.9 of this Agreement.

“Laws” will mean any and all applicable local, municipal, provincial, federal and international laws, statutes, ordinances, rules, regulations or operating procedures now or hereafter enacted or promulgated by any Governmental Authority in the Markets, including the Regulatory Acts. Laws will also include all laws, statutes, ordinances, rules or regulations applicable to the Markets added to this Agreement in any Product Addendum.

“Losses” will mean, collectively, any and all claims, liabilities, damages, costs, expenses, including reasonable fees and disbursements of counsel (except as herein limited) and any consultants or experts and expenses of investigation, obligations, liens, assessments, judgments, fines and penalties imposed upon or incurred by an Indemnified Party.

“Manufacturing Services” will mean the manufacturing, packaging, quality control, quality assurance and stability testing, equipment validations, packaging and related services, as contemplated by this Agreement, required to produce Products and/or Intermediate Products from API and Materials, which XenoPort anticipates will be utilized in conjunction with regulatory filings, audit reports, investigation reports, and similar documents.

“Markets” will mean those specific markets set forth for each Product under this Agreement as set forth in a Product Addendum, and any country which the Parties agree in writing to add to this definition in an amendment to a Product Addendum.

“Marks” will have the meaning provided in Section 10.1(c) of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Material Reimbursement Value” will have the meaning provided in the applicable Product Addendum.

“Materials” will mean (i) all raw materials, API, active materials, work-in-process and other ingredients required to manufacture the Products and (ii) all packaging materials used in the manufacture, storage and shipment of the Products.

“Materials Certification” will have the meaning provided in Section 4.1(f) of this Agreement.

“Maximum Credit Value” means the annual maximum value of XenoPort-supplied Material that may be credited by Patheon pursuant to this Agreement, as set forth on the applicable Product Addendum.

“Minimum Run Quantity” means the minimum number of batches of a Product to be produced during the same cycle of manufacturing as set forth in a Product Addendum, as the same may be amended from time to time by the written agreement of the Parties.

“[ * ] Meeting” will have the meaning [ * ].

“NDA” will mean a New Drug Application filed with the FDA.

“NDA Anniversary Date” will have the meaning provided in Section 8.13 of this Agreement.

“Nonconforming Product” will mean any Product that cannot be released for commercial sale for any reason whatsoever.

“Nonconformity” will have the meaning provided in Section 8.4(h) of this Agreement.

“Other XenoPort Default” will have the meaning provided in Section 18.7 of this Agreement.

“Other Patheon Default” will have the meaning provided in Section 18.4 of this Agreement.

“Party” and “Parties” will have the meanings given such terms, respectively, in the first paragraph of this Agreement.

“Patheon Competitor” means [ * ].

“Patheon Confidential Information” will have the meaning provided in Section 16.2 of this Agreement.

“Patheon Indemnitee” will have the meaning provided in Section 14.3 of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Patheon Intellectual Property” will mean (i) all Intellectual Property owned by Patheon prior to the Effective Date and (ii) all Intellectual Property developed by Patheon independent of Patheon performance of its obligations under this Agreement; provided, however, that such Intellectual Property does not relate to the Products, or utilizes or is based on any XenoPort Intellectual Property.

“Patheon Material Default” will have the meaning provided in Section 18.2 of this Agreement.

“Patents” will mean (i) United States issued patents, re-examinations, reissues, continuations, continuations-in-part, renewals, extensions patent term restorations, and foreign counterparts of each of the foregoing; and (ii) pending applications for United States patents and foreign counterparts thereof, whether issued or not.

“Periodic Business/Supply Review Meeting” will have the meaning provided in Section 7.10 of this Agreement.

“Person” will mean any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Potential Contaminants” will have the meaning provided in Section 4.1(l) of this Agreement.

“Producer Price Index” or “PPI” will have the meaning provided in Section 6.1(b)(i) of this Agreement.

“Product Addendum” will have the meaning provided in Article II of this Agreement.

“Product Addendum Date” will mean the effective date of a Product Addendum as specified in such Product Addendum.

“Product Developments” will have the meaning provided in Section 10.2(a) of this Agreement.

“Product Price” will have the meaning provided in Section 5.1 of this Agreement.

“Products” will mean the pharmaceutical product(s) (not to include over-the-counter products), including finished product ready for commercial sale and Intermediate Products, as applicable, whether one or more in number, set forth in a Product Addendum and produced for the Markets.

“Purchase Orders” will have the meaning provided in Section 7.4 of this Agreement.

“Quality Agreement” will mean the Quality Agreement entered into by the Parties as described in Section 8.1 of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Quantity Converted” will have the meaning provided in Section 4.2(a) of this Agreement.

“Quantity Dispensed” will have the meaning provided in Section 4.2(a) of this Agreement.

“Quantity Received” will have the meaning provided in Section 4.2(a) of this Agreement.

“Receiving Party” will have the meaning provided in Section 16.3 of this Agreement.

“Regulatory Acts” will mean all Laws of any of the Markets that govern the approval, manufacture, sale or licensing of pharmaceutical products, or ingredients for inclusion therein, including, without limitation, the Act.

“Regulatory Authorities” will mean any division of the FDA (as applicable) and any other applicable counterpart agency that administers the Regulatory Acts of any jurisdiction within any of the Markets.

“Representative” will have the meaning provided in Section 16.3(b) of this Agreement.

“Selected Accounting Firm” will mean any national independent accounting firm selected from time to time by the joint consent of the Parties.

“Serious Adverse Event” will have the meaning provided in Section 8.6 of this Agreement.

“Shortfall” will, with respect to each Product, have the meaning set forth in the applicable Product Addendum.

“Specifications” will mean, with respect to any Product, all specifications for Materials, approved suppliers, formula, manufacturing, analytical and testing procedures, stability testing activities, release, packaging, storage, labeling, artwork and other processes relating to the manufacture of the Products, as agreed by the Parties, including all master formulas, process flow diagrams and all packaging and filling work orders, all as amended from time to time by the Parties.

“Target Yield” will have the meaning provided in Section 4.2(c) of this Agreement.

“Term” will have the meaning provided in Section 18.1(a) of this Agreement.

“Third Party” will mean any Person other than the Parties or their respective Affiliates.

“Third Party Claim” will have the meaning provided in Section 14.2 of this Agreement.

“Third Party Rights” will mean the Intellectual Property rights of any Third Party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“XenoPort Confidential Information” will have the meaning provided in Section 16.1 of this Agreement.

“XenoPort Indemnitee” will have the meaning provided in Section 14.2 of this Agreement.

“XenoPort Intellectual Property” will mean any and all Intellectual Property relating to the Products or their manufacture by Patheon that was (i) owned by XenoPort or XenoPort Affiliates at the Effective Date, (ii) developed or acquired by XenoPort or XenoPort Affiliates after the Effective Date, or (iii) developed by Patheon since the Effective Date.

“XenoPort Material Default” will have the meaning provided in Section 18.6 of this Agreement.

“XenoPort-Owned Equipment” means the equipment listed in that category on Schedule 3.0, as may be amended from time to time by the Parties.

“XenoPort Rights” will have the meaning provided in Section 10.3(a) of this Agreement.

“Year” or “year” will mean in the first year of this Agreement or in the first year of a Product Addendum, the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter will mean a calendar year.

Article II

Master Agreement Terms

The Parties agree that each Product to be supplied under this Agreement will be added to this Agreement by the Parties by executing a product addendum to this Agreement for such Product (each, a “Product Addendum”). Each Product Addendum will be in the form of Exhibit A hereto and, upon execution by both Parties, will become a sequentially numbered exhibit to this Agreement (i.e., Exhibit A-1, Exhibit A-2, etc.). Each Product Addendum will define for a Product the following items: [ * ]; and [ * ] any other matters as the Parties may agree.

This Agreement and each Product Addendum will together, independent from other Product Addenda, constitute the entire agreement between the Parties for a Product.

Article III

Equipment

3.1 General.

Equipment required for the manufacturing of the Product which is currently marketed in the United States under the brand name “Horizant®” (gabapentin enacarbil) Extended-Release Tablets, [ * ] is set forth in Schedule 3.0. Patheon has the obligations set forth below in this Article III regarding this Equipment. Article XVIII describes the obligations of the Parties upon termination of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.2 Patheon Use of Equipment.

(a)	XenoPort-Owned Equipment. Except as set forth in a specific Product Addendum, Patheon may use the XenoPort-Owned Equipment for [ * ] without XenoPort’s express, advance written consent. Further, as between XenoPort and [ * ], Patheon will provide XenoPort [ * ] on the XenoPort-Owned Equipment. But if Patheon [ * ] such that Patheon is unable to manufacture any XenoPort Product upon XenoPort furnishing Patheon with a Firm Order (defined below) for the Product, Patheon may[ * ].

(b)	Dedicated Equipment. Patheon may not use the Dedicated Equipment [ * ] to manufacture [ * ] product.

(c)	Any use of the XenoPort-Owned Equipment for manufacture of [ * ] under this Article III will be without liability to XenoPort. Patheon will indemnify and hold XenoPort harmless from any [ * ] claims which arise out of the use of the XenoPort-Owned Equipment for [ * ] manufacture.

(d)	Any material changes to the XenoPort-Owned Equipment that would have a regulatory impact on Product manufactured utilizing the equipment must be reviewed and approved by XenoPort.

(e)	If Patheon becomes the owner of any of the XenoPort-Owned Equipment or Dedicated Equipment during the term of this Agreement, the provisions of this Section 3.2 will continue to apply to this equipment (regardless of whether the change in ownership thereof causes one or more pieces of the equipment to fall outside of the definition of “XenoPort-Owned Equipment” or “Dedicated Equipment” under this Agreement), for so long as this Agreement remains in effect.

3.3 Maintenance of XenoPort-Owned Equipment and Dedicated Equipment.

(a)	Patheon will operate and use the XenoPort-Owned Equipment and Dedicated Equipment in accordance with the instructions set forth in the equipment operation manual, if any, provided by the manufacturer of the equipment and delivered to Patheon. Patheon at its own expense will conduct the same routine repairs, preventive maintenance, and calibration on the XenoPort-Owned Equipment and Dedicated Equipment as it does on its own equipment. On a reasonable frequency XenoPort may request and Patheon will provide reports on the maintenance and repair activities conducted by Patheon on the XenoPort-Owned Equipment and Dedicated Equipment. Upon XenoPort prior written consent, repair, maintenance and calibration costs for any XenoPort-Owned Equipment or Dedicated Equipment,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

including the cost of spare part purchases or equipment upgrades, that [ * ] will be invoiced to XenoPort at Patheon’s actual cost. But if XenoPort-Owned Equipment or Dedicated Equipment is used by Patheon [ * ], Patheon will thereafter be responsible for the repair, maintenance and calibration costs for the applicable equipment.

(b)	Patheon will provide reasonable access during normal working hours for the inspection of the XenoPort-Owned Equipment and Dedicated Equipment by XenoPort.

(c)	Patheon will keep the XenoPort-Owned Equipment and Dedicated Equipment free from encumbrances, liens and interests [ * ].

(d)	Patheon will notify XenoPort in the event of any accident, loss of or damage to the XenoPort-Owned Equipment or Dedicated Equipment or any breakdown of the XenoPort-Owned Equipment or Dedicated Equipment however caused. This notification, if given verbally, will be confirmed in writing.

3.4 Title and Risk of Loss of the XenoPort-Owned Equipment and Dedicated Equipment.

Unless and until [ * ], title to the Dedicated Equipment and XenoPort-Owned Equipment will reside with XenoPort who will be the sole legal and beneficial owner thereof. Patheon will at all times keep the XenoPort-Owned Equipment and Dedicated Equipment insured [ * ], and if Patheon has used the Equipment to [ * ], will replace or, at Patheon’s sole discretion and to the extent practicable, repair any XenoPort-Owned Equipment or Dedicated Equipment that are lost, damaged or destroyed. Patheon will provide [ * ] for the XenoPort-Owned Equipment and Dedicated Equipment and will name XenoPort as an additional insured on any insurance policy or endorsement that covers the XenoPort-Owned Equipment and Dedicated Equipment while these items are owned by XenoPort.

Article IV

Manufacture of Product

4.1 Manufacturing Services.

During the Term and pursuant to the terms and conditions of this Agreement, XenoPort hereby grants Patheon the right to manufacture and/or package Product for sale to XenoPort and XenoPort’s designees in the Markets. Except as specified in any Product Addendum, XenoPort will not have any minimum purchase obligation nor be required to purchase all of its requirements of any Product for any Market from Patheon. Unless otherwise set forth in the applicable Product

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Addendum, Patheon will provide the Manufacturing Services in order to produce the Products [ * ] for XenoPort. Patheon will have only the authority provided under this Agreement with respect to the Manufacturing Services specified in Product Addenda for the Products, and Patheon will in no manner otherwise deal with the Products.

Unless otherwise set forth in the applicable Product Addendum, in providing the Manufacturing Services, Patheon and XenoPort agree that:

(a)	Personnel and Equipment. During the Term, Patheon will provide the appropriate trained personnel, equipment, machinery and systems, in the conditions required to perform the Manufacturing Services in accordance with this Agreement.

(b)	Conversion of Materials. Patheon will convert Materials into Products in accordance with the Specifications, the Quality Agreement, cGMPs and Laws.

(c)	Quality Control and Quality Assurance. Patheon will implement and perform operating procedures and controls for sampling, stability and other testing of Materials and Products, and for validation, documentation and release of the Products to XenoPort or its designee as required by the Specifications, the Quality Agreement, cGMPs and Laws and such other quality assurance and quality control procedures based on the instructions, procedures or protocols, either provided by XenoPort to Patheon or approved by XenoPort. Only Materials complying with Specifications, the Quality Agreement, cGMPs and Laws may be released for use in Products.

(d)	Testing. Prior to the release by Patheon of the Products to XenoPort or its designee, Patheon will test the Products ordered by XenoPort in accordance with the testing procedures described in the Specifications and will provide XenoPort with a copy of the applicable master batch record, if requested by XenoPort, and a copy of the applicable Deviation Report or other investigatory report, if any. During the performance of the Manufacturing Services or prior to the release by Patheon of the Product by Patheon, XenoPort will be notified and, if appropriate, review and approve any Deviation Report or investigatory report that results from any deviation or any event that may impact the quality of any batch of Product. But Patheon will remain responsible for the manufacture of Products in accordance with the terms of this Agreement. Batch review and release to XenoPort or its designee will be the responsibility of Patheon’s quality assurance group. Patheon will perform its responsibilities for batch review and release to XenoPort or its designee in accordance with Patheon’s standard operating procedures and the provisions in the Quality Agreement.

(e)	Certificates. Each time Patheon ships Products to XenoPort or its designee, Patheon will provide XenoPort with the appropriate Certificates as required by the Specifications, the Quality Agreement, cGMPs and Laws.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f)	Materials. Patheon will purchase, as applicable, all Materials as specified by the Specifications unless Materials are provided by XenoPort as noted in the applicable Product Addendums. Patheon will test, as applicable, all Materials (unless XenoPort agrees in writing that no testing is required) [ * ] and as specified by the Specifications. Patheon will use [ * ] to obtain the [ * ] Materials consistent with its obligations under this Agreement. Patheon will prepare or cause to be prepared by its suppliers, as the case may be, all certifications as to any Materials required by the Quality Agreement, cGMPs, or Laws (each, a “Materials Certification”). The Materials Certifications will include, without limitation, any and all required certifications related to Materials derived from [ * ].

(g)	Stability Testing. Patheon will conduct, on an ongoing basis, stability testing in accordance with the Specifications, the Quality Agreement, cGMPs and Laws in connection with the regular course of manufacturing the Products for commercial supply for the fee specified in the Product Addendum. Patheon will not make any changes to these testing protocols without prior written approval from XenoPort. If there is a confirmed stability test failure, Patheon will notify XenoPort within the period established in the Quality Agreement and the respective Product stability protocol and, together with XenoPort, will determine the proceedings and methods to be undertaken to investigate the causes of the failure. The investigations will be conducted according to the provisions of Section 8.7. Patheon will provide any and all data and results relating to the stability testing upon request by XenoPort. In performing its duties under this subsection (g), Patheon will perform the following tasks:

(i)	prepare and provide to XenoPort, in the format designated by XenoPort, the data package for required regulatory submissions;

(ii)	pull and store data and maintain, for periods of time established in the Quality Agreement and the respective Product stability protocol, the database containing applicable information;

(iii)	notify XenoPort [ * ], if any batch of Products fails any stability tests; and

(iv)	report to XenoPort, [ * ] any significant atypical results, deviations or adverse trends exhibited during testing (and notify XenoPort of confirmed out-of-Specification or out-of-trend results within one Business Day as provided in the Quality Agreement).

(h)	Validation. Patheon will conduct on an ongoing basis equipment validation in accordance with cGMPs and Laws in connection with the regular course of manufacturing the Products for commercial supply.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)	Reference Standards. Unless available as an officially recognized standard, XenoPort will provide, [ * ] analytical reference standards for each of the applicable Products. Patheon will comply with XenoPort’s policies, as such policies have been provided to Patheon, concerning the ordering and use of XenoPort’s supplied reference standards. Patheon will also create and maintain a list of Products and services undertaken on behalf of XenoPort using the reference standards and will provide copies to XenoPort on request. Upon Patheon’s written request, the reference standards will be provided in quantities reasonably required for Patheon to perform the Manufacturing Services. Patheon will not create or use secondary reference standards for the Products or the API without XenoPort’s prior written authorization. XenoPort will provide reasonable technical assistance to enable Patheon to supply and maintain its own reference standards for Divested Products once XenoPort is no longer obligated to supply those Products to the Divestment Parties, subject to the terms and conditions of the applicable agreement between XenoPort and the Divestment Party. Patheon will not supply XenoPort supplied reference standards directly to any Third Party, including any Divestment Party.

(j)	Labeling and Packaging. Patheon will label and package the Products as set out in the Specifications. XenoPort will be responsible for [ * ] artwork development. All printed Materials for the Products will be produced by Patheon in accordance with the electronic artwork provided to Patheon by XenoPort. In addition, Patheon will make arrangements for and implement the imprinting of batch numbers and expiration dates for each Product shipped. Such batch numbers and expiration dates will be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs. The system used by Patheon for batch numbering and expiration dates is detailed in the Quality Agreement. All containers, packaging, container closure systems and labeling will be in compliance with all Specifications, the Quality Agreement, cGMPs and Laws. XenoPort may, in its sole discretion, make changes to labels, product inserts and other packaging for the Products, which changes will be submitted by XenoPort to all applicable Governmental Authorities and other Third Parties responsible for the approval of the Products. Other than as required pursuant to this Agreement, [ * ]. Patheon’s acceptance of the packaging Specifications constitutes written consent for purposes of this Section 4.1(j).

(k)	Storage Obligations. When storing Products, Materials, Nonconforming Products, or Product-derived wastes, Patheon will comply with, and will maintain all storage facilities in compliance with the Specifications, the Quality Agreement, cGMPs, and Laws.

(l)	Certain Prohibitions. Patheon will not, as applicable, manufacture, store or process any Materials or Product in the same building in which Patheon manufactures, stores or processes[ * ] (collectively, “Potential Contaminants”) unless the Potential Contaminants are stored or manufactured in contained environments and in

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

compliance with cleaning, validation and changeover standards of the Quality Agreement, cGMPs, and all Laws. Patheon will promptly notify XenoPort if any of the Potential Contaminants may be introduced into the same building on the Facility where Patheon manufactures, processes or stores Materials or Products. Patheon will notify XenoPort by not later than the earlier to occur of (i) [ * ] prior to the event or (ii) Patheon’s knowledge of the event, if Patheon intends to change the nature or use of any of the specific areas or a portion of the areas of the Facility or any module where Patheon manufactures, processes or stores Materials or Products to include the use of any of the Potential Contaminants. Patheon will not make these changes if the change could [ * ] result in a material adverse effect on Patheon’s ability to fully perform its obligations under this Agreement and Patheon has not demonstrated [ * ] that the Potential Contaminants will be completely segregated from the Materials or Products at all times and will not locate the same in the same building on the Facility.

(m)	Continuous Improvements. Patheon (in consultation with XenoPort) agrees [ * ] to identify and target all potential areas of cost reduction and to implement cost reduction programs relating to the performance of its obligations under this Agreement (the “Improvement Program”). The Parties will meet at least [ * ] to discuss and agree on objectives for the Improvement Program and targets for cost reduction in the Manufacture of the Product. The Parties will commit reasonable resources and undertake initiatives in connection with the activities hereunder to increase efficiencies, including streamlining internal processes, achieving improvements in manufacturing efficiencies and improving in supply chain management. The Parties will [ * ] to identify and implement improvements and efficiencies under the Improvement Program. If the Improvement Program, or any other mutually identified and agreed upon improvement, results [ * ] in the costs to perform the Manufacturing Services under this Agreement, Patheon will promptly notify XenoPort of the reductions and the Product Price will be reduced by [ * ] of the cost reduction from and after the date the improvement is implemented, and the Party[ * ] in implementing the innovation.

(n)	XenoPort-supplied Material Forecast. If XenoPort is identified on any Product Addendum as the supplier of any Materials required by Patheon, the rate XenoPort will charge for these Materials will be set forth on the Product Addendum. Subject to Section 7.1(a), Patheon will deliver to XenoPort [ * ] rolling forecast of its demand of Materials (including quantity and desired [ * ] delivery dates) by [ * ]. Shipments of XenoPort-supplied Materials will be made on [ * ] basis. Annually, following XenoPort’s forecasts per Section 7.1(c), by [ * ], Patheon will provide XenoPort [ * ] of its demand of Materials, the [ * ] to be broken down by [ * ].

(o)	Inventories. Patheon will manage its inventory of XenoPort-supplied Materials and Materials to enable Patheon to produce the Product volumes specified in a Firm Order. Unless otherwise agreed in any Product Addendum, Patheon will hold a maximum of [ * ] inventory of XenoPort-supplied Material at all times.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.2 Yield.

(a)	[ * ] Reporting. To the extent Materials are provided by XenoPort as set forth in the applicable Product Addendum, on or before [ * ] of each [ * ] and on a per Product basis, Patheon will provide XenoPort with [ * ] inventory report of the XenoPort-supplied Materials held by Patheon, which will contain the following information for [ * ]:

(i)	Quantity Received: On a per Product basis, the total quantity of Materials provided by XenoPort that complies with the Specifications and is received at the Facility during the applicable period (the “Quantity Received”).

(ii)	Quantity Dispensed: On a per Product basis, the total quantity of Materials provided by XenoPort dispensed at the Facility during the applicable period (the “Quantity Dispensed”). The Quantity Dispensed is calculated by adding the Quantity Received to the inventory of Materials provided by XenoPort that complies with the Specifications and is held at the beginning of the applicable period, less the inventory of Materials provided by XenoPort that complies with the Specifications and is held at the end of such period. The Quantity Dispensed will include Materials provided by XenoPort received and dispensed in connection with commercial manufacturing of Products and, for certainty, will not include any Materials provided by XenoPort received or dispensed [ * ] during the applicable period, including, without limitation, any regulatory, stability, validation or test batches manufactured during the applicable period or any Materials provided by XenoPort that must be retained by Patheon as samples or used in testing (if applicable). For this calculation, any Materials provided by XenoPort lost, destroyed, stolen or otherwise unavailable for manufacture will not be included as Quantity Dispensed.

(iii)	Quantity Converted: On a per Product basis, the total amount of Materials provided by XenoPort contained in the Products produced with the Quantity Dispensed (including any additional Products produced to remedy a rejection, recall or return in accordance with Sections 8.4, 8.9, 8.10 or 8.12), delivered by Patheon, and not rejected, recalled or returned in accordance with Sections 8.4, 8.9, 8.10 or 8.11 as a result of a failure by Patheon to provide Manufacturing Services in accordance with Specifications, the Quality Agreement, cGMPs and Laws (the “Quantity Converted”).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv)	Quantity Recalled: On a per Product basis, the total amount of Materials provided by XenoPort contained in the Products recalled by XenoPort, which will not be included in the Quantity Dispensed.

(b)	Annual Reporting. Within [ * ] of each Year, Patheon will prepare an annual reconciliation of XenoPort-supplied Material in accordance with the reconciliation report form annexed hereto as Schedule 4.2(b) including the calculation of the “Actual Annual Yield” or “AAY” for each Product at the Facility during the Year, which AAY is the percentage of the Quantity Dispensed that was converted to Products and is calculated as follows:

Quantity Converted during the Year

Quantity Dispensed during the Year

(c)	Target Yield. The Parties will mutually agree upon a target yield (the “Target Yield”) for the manufacture of each Product on a Product by Product basis, and set forth this Target Yield and a Target Yield minimum on the applicable Product Addendum. Thereafter, Patheon will strive to maintain Actual Annual Yield levels for each Product above the applicable Target Yield. After [ * ] Product have been manufactured, the Parties will review the Target Yield for such Product on an annual basis and will discuss in good faith any adjustment to the Target Yields to reflect actual manufacturing experience including improvements in the Actual Annual Yield.

(d)	Shortfall Calculation. The formula for calculating a Shortfall below the Target Yield will be Product specific and will be set forth in each Product Addendum.

The Shortfall will be disclosed by Patheon on the reconciliation report prepared in the form annexed hereto as Schedule 4.2(b).

(e)	Credit. If there is a Shortfall for a Product in a Year, then Patheon will, at XenoPort’s election, either [ * ] of each Year. Each [ * ] under this Section 4.2 will be summarized on the reconciliation report prepared in the form annexed hereto as Schedule 4.2(b). Upon expiration or termination of this Agreement any [ * ].

(f)	Maximum Credit. Notwithstanding the foregoing provisions of this Section 4.2, Patheon’s liability for Materials provided by XenoPort calculated in accordance with this Section 4.2, together with Patheon’s liability for XenoPort-supplied Material pursuant to Sections 8.10 or 8.4, will not exceed, in the Yearly aggregate, the Maximum Credit Value.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g)	[ * ]. Failure of the Actual Annual Yield to meet or exceed the Target Yield will [ * ] by Patheon for the purposes of [ * ].

4.3 Specifications Changes.

Either Party may request a Specifications change intended to maintain high standards or compliance with Laws or to bring the Specifications into compliance with high standards or Laws.

(a)	XenoPort Requested Changes. XenoPort will be entitled to change the Specifications for a Product from time to time, and Patheon will make all revisions to the Specifications requested by XenoPort, in accordance with the Change Control Operating Procedures as per Section 4.4 below. XenoPort retains the right and responsibility for final approval of the Specifications for the Products. For all changes to the Specifications requested by XenoPort pursuant to this Section 4.3(a), XenoPort will, in its discretion, either (i) perform, or arrange for the performance of, all development work in connection therewith or (ii) have Patheon perform the development work at the Facility upon written acceptance by XenoPort of Patheon’s estimated costs and timelines.

(b)	Patheon Requested Changes. Patheon will not make any revisions to the Specifications without prior written consent of XenoPort. XenoPort retains the right and responsibility for final approval of the Specifications for Products. All requests by Patheon for such revisions will be submitted in writing to XenoPort in accordance with the Change Control Operating Procedure. Patheon will notify XenoPort, in writing and in reasonable detail, of (i) Patheon’s suggested change; (ii) the reasons for the suggested change; (iii) the perceived benefits of the suggested change to Patheon and XenoPort, respectively; and (iv) the estimated costs and timing of implementing the change.

(c)	Documentation of Changes in Specifications. Patheon will be responsible for documenting all revisions to the Specifications, subject to XenoPort’s approval, in accordance with the Change Control Operating Procedure.

(d)	Costs of Changes in Specification. If the Parties implement a change in the Specifications pursuant to this Section 4.3, the costs thereof will be borne in accordance with Section 6.3. For Product manufactured under the changed Specification, the Parties will negotiate any changes in any affected Purchase Order and the modification of the Product Price, if applicable, to provide reasonable accommodation for changed circumstances in accordance with Section 7.6, which the Parties will document in an amended Purchase Order or in the applicable Product Addendum.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.4 Change Control Operating Procedure.

(a)	General. The procedure set forth in the Quality Agreement will establish the procedure to be followed if either XenoPort or Patheon desire to change any aspect of the process by which the Products are manufactured, including but not limited to any change in a Product Addendum or Specifications as described in Section 4.3 above (the “Change Control Operating Procedure”). Neither Party will implement any change in the manufacturing procedure for the Products unless it has complied with the Change Control Operating Procedure. For clarity, the Change Control Operating Procedure will apply to any amendment to the applicable Product Addendum or the Specifications attached thereto.

(b)	Cost of Changes. Patheon will follow the process outlined in Section 6.3.

(c)	Amendment of Change Control Operating Procedure. Any change to the Change Control Operating Procedure will be completed under the Change Control Operating Procedure in effect when the request for change was commenced.

(d)	Governmental Approval. The Change Control Operating Procedure will contain a mechanism to assure that all required regulatory filings are made, and, to the extent required, that the applicable Governmental Authority has approved any changes to the Specifications. The Parties will discuss the way and manner to implement any changes in the Specifications required by the Governmental Authority, including the costs associated with any changes in accordance with Section 6.3.

Article V

XenoPort’s Obligations

5.1 Payment.

During the Term, XenoPort will pay the applicable price for each Product set forth in the applicable Product Addendum (“Product Price”). For the avoidance of doubt, [ * ] in relation to non-binding forecasts provided by XenoPort to Patheon, pursuant to Section 7.1(a), except where this Agreement specifically obligates XenoPort [ * ], will be [ * ]. If XenoPort requests services other than those expressly set forth herein or in any Product Addendum, Patheon will provide a good faith and reasonable written quote of the fee for the additional services, and XenoPort will advise Patheon whether it wishes to have the additional services performed by Patheon. The scope and agreed fee for these services will then be reduced to writing and signed by the Parties. The terms and conditions of this Agreement will govern and apply to these services.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.2 XenoPort-supplied Material.

(a)	Where required by the applicable Product Addendum, XenoPort will, [ * ] deliver Materials to Patheon (in accordance with Section 5.2(b)) to meet Patheon’s demand as per Section 4.1(n), to facilitate the provision of the Manufacturing Services by Patheon. The XenoPort-supplied Material will be held by Patheon on behalf of XenoPort on the terms and subject to the conditions of this Agreement. The Parties acknowledge and agree that title to the XenoPort-supplied Material will at all times belong to and remain with XenoPort. Patheon agrees that any XenoPort-supplied Material received by it will only be used by Patheon to provide the Manufacturing Services. If Patheon fails to comply with XenoPort’s requirements for Product as per Sections 7.1(a) and (b) and this failure is solely due to XenoPort’s failure to timely provide the Material per this Section 5.2, then Patheon will: (i) not be in breach of this Agreement as a result of a failure to supply Product; and (ii) be allowed to delay the delivery of Product for [ * ] period of time to allow for adequate testing of the Material when received and scheduling of the manufacture of the Product, provided that [ * ] in which the delivery of Material was delayed

(b)	XenoPort will deliver all XenoPort-supplied Material to Patheon [ * ] (INCOTERMS 2010) unless otherwise specified in the applicable Product Addendum.

5.3 Testing by XenoPort.

XenoPort retains the right (but not the obligation) to test the Products at XenoPort’s discretion, but generally intends to accept or reject Products on the basis of the Certificates. XenoPort will be under no obligation to accept any shipment of Product without the accompanying Certificates. If XenoPort reasonably believes that the Certificates are not reliable, based on repeated irregularity or any significant non-compliance with any of Patheon’s obligations under this Agreement that could reasonably be expected to affect the quality of Products, XenoPort may test any or all Products on the receipt thereof. Where XenoPort believes that further testing is warranted, it may hire an independent testing party to evaluate the Product, and Patheon will pay for this additional testing where it is determined that the Certificates are not accurate.

5.4 Market Release.

XenoPort will have sole responsibility for the release of Products to the Markets.

Article VI

Conversion Fees and Material Costs

6.1 Product Price.

(a)	Pursuant to the terms of this Agreement, XenoPort will pay Patheon the applicable Product Price set forth in the Product Addendum for the provision of the Manufacturing Services (the price being subject to adjustment in accordance with the terms of this Agreement). The Product Price established as of the Product Addendum Date will apply with respect to all Product supplied to XenoPort and its designees, unless and until increased or decreased pursuant to the procedures in Section 6.1(b).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	Subsequent Year’s Pricing. The Product Price for the Manufacturing Services provided pursuant to the terms of this Agreement during any period [ * ] will be determined in accordance with the following:

(i)	Manufacturing and Stability Testing Costs. For Products manufactured in [ * ], Patheon will adjust the Product Price for inflation with respect to labor and overhead costs, based upon the preliminary number for any increase or decrease in the Producer Price Index [ * ] (“PPI”) published by the United States Department of Labor, Bureau of Labor Statistics in August of the preceding Year compared to the final number for the same month of the Year prior to that, unless the Parties otherwise agree in writing. On or about [ * ], Patheon will give XenoPort a statement setting forth the calculation for the inflation adjustment to be applied in calculating the Product Price for the next Year. For Products manufactured outside [ * ], Patheon may similarly adjust the Product Price for inflation with respect to labor and overhead costs using an inflation index to be agreed by the Parties in a Product Addendum.

(ii)	Material Costs. If [ * ] incurs an increase or decrease in Material costs during the Year, [ * ] will increase or decrease the Product Price for the next Year to pass through the additional Material costs or cost savings except that any decrease in Material costs resulting from the Improvement Program will be addressed under Section 4.1(m). On or about [ * ] will give [ * ] information about the increase or decrease in Material costs which will be applied to the calculation of the Product Price for the next Year to [ * ] that the Product Price change is [ * ]. But [ * ] will have the right to [ * ] redact any information that is subject to obligations of confidentiality between [ * ] and its suppliers.

(iii)	Extraordinary Increase or Decrease in Material Costs. If, at any time, market conditions result in [ * ] cost of Materials being materially greater or lower than normal forecasted costs, then [ * ] will determine an adjustment to the Product Price for any affected Product to compensate for the increased or decreased Material costs. Changes materially greater or lower than normal forecasted cost will have occurred if: (i) the cost of a Material increases or decreases by [ * ] the cost for that Material upon which the most recent fee quote was based; or (ii) the aggregate cost for all Materials required to manufacture a Product increases or decreases by [ * ] the total Material costs for the Product upon which the most recent fee quote was based. If Material costs have been previously adjusted to reflect an increase or decrease in the cost of one or more Materials, the adjustments set out in (i) and (ii) above will operate based on the last cost adjustment for the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Materials. For a Product Price adjustment under this Section 6.1(b)(iii), [ * ] will deliver to [ * ] a revised Product Price schedule to the Product Addendum and budgetary pricing information, adjusted Material costs or other documents [ * ] to demonstrate that a Product Price adjustment is appropriate and accurate. [ * ] will have the right to [ * ] redact any information that is subject to obligations of confidentiality between [ * ] and its suppliers, provided that sufficient information to determine the accuracy of the adjustment is available from the information provided. The revised Product Price will be effective for any Product delivered [ * ] following [ * ] receipt of the revised Product Price schedule to the Product Addendum.

(c)	Minimum Run Quantity. XenoPort and Patheon each acknowledge that the Product Price for a Product in any Year is quoted based upon the Minimum Run Quantity and is subject to change if the specified Minimum Run Quantity changes. Further, if Patheon and XenoPort agree in any Product Addendum that the Minimum Run Quantity for a Product will change, whether as a result of [ * ] change in estimated annual volume or some other [ * ] change [ * ] and, as a result of this change, Patheon’s costs for Manufacturing Services relating to the Product changes on a per unit basis, then the Parties will agree in writing to a change in the Product Price for Manufacturing Services for the Product by an amount [ * ] to reflect the change, and the change will be reflected on an amendment to the Product Addendum. Patheon will provide documentation supporting the change that is [ * ] XenoPort. As part of meeting the Minimum Run Quantity, XenoPort may direct that a portion of the Minimum Run Quantity be packaged for various Markets or that a portion of the Minimum Run Quantity be packaged in a different trade dress for the same Market.

(d)	Other Costs. During the Term and subject to Section 4.1(m), and, except where this Agreement specifically obligates XenoPort to supply Material or to make payment to Patheon, [ * ] will be responsible for, or benefit from, [ * ] and any and all other costs associated with the Manufacturing Services, including all Material costs, and [ * ] costs to conduct investigations. Except where this Agreement specifically obligates XenoPort to make payment to Patheon, all costs incurred by [ * ] in relation to non-binding forecasts provided by XenoPort to Patheon, pursuant to Section 7.1(a) will be [ * ] sole responsibility.

6.2 Stability Testing Fee.

Under the terms of this Agreement, if required by any Product Addendum, [ * ] will pay [ * ] fees for performing stability testing.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.3 Costs for Changes for Compliance with Specifications, Laws and Change Control.

Payment for changes requested under Section 4.3 and 4.4, including those required for compliance with the Product Drug Application, Specifications, the Quality Agreement, cGMPs and Laws, will be made per the following standards:

(a)	The costs of changes requested by [ * ] in order to maintain the Specifications in conformity with that Product’s Drug Application, the Quality Agreement, cGMPs or Laws (including for any of the Materials used in that Product, capital expenditures required as a result of the change and specifically and exclusively used with that Product), and not generally applicable to the manufacture of pharmaceutical products or types of dosage forms (e.g., sterile vials or blister packs) generally, will be borne by [ * ].

(b)	The costs of changes (including any capital expenditure incurred to implement any revision, Material costs and other one-time or recurrent expenditures) requested by [ * ] to maintain the Specifications in conformity with the Quality Agreement, cGMPs or Laws that are generally applicable to the manufacture of pharmaceutical products or applicable dosage form (e.g., sterile vials or tablets in blister packs) will be subject to agreement between the Parties including any resulting [ * ] in the price of that Product.

(c)	Prior to beginning any work for which [ * ] anticipates that [ * ] will be financially responsible per this Section 6.3, [ * ] will evaluate the estimated costs and timing of the potential revisions to the Specifications and provide [ * ] with a written estimate and timeline. [ * ] will reimburse [ * ] for its actual costs incurred with [ * ] prior written approval in implementing a change to the Specifications requested by XenoPort under Section 4.3(a), and [ * ] must provide such documentation of its costs as may be [ * ] by [ * ]. All costs incurred by [ * ] and reimbursed by [ * ] will not include any mark-up for any handling or storage. [ * ] agrees to [ * ] minimize its costs associated with any Specification change.

(c)	Obsolescence. For Changes requested by XenoPort under Section 4.3(a), [ * ] agrees to purchase, at [ * ] cost [ * ] such quantity of Materials used under the “old” Specifications and purchased or maintained by [ * ] in order to fill Firm Orders if the Materials can no longer be used under the revised Specifications. Open purchase orders for Materials no longer required under any revised Specifications that were placed by [ * ] with suppliers in order to fill Firm Orders will be cancelled where possible, and if such purchase orders may not be cancelled without penalty, such purchase orders will be assigned to and satisfied by [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.4 New Presentations; Multi-Market Country Packaging Requirements.

If XenoPort wishes Patheon to manufacture the Product for countries in addition to the Markets covered by any Product Addendum, then XenoPort will inform Patheon of the packaging requirements for each new country, and Patheon will prepare a quotation for consideration by XenoPort of the [ * ], if any, and the [ * ] for the Product destined for each new country. The agreed additional packaging requirements and related packaging [ * ] will be set out in written amended schedules to the applicable Product Addendum.

6.5 Tooling.

The Parties acknowledge that tooling and other project implementation expenses may be set forth in a Product Addendum or addressed as part of a technical transfer contract between the Parties. Other than as agreed in any Product Addendum or technical transfer agreement, the Parties agree that the cost for tooling will be [ * ].

6.6 Change in Facility.

Patheon will manufacture the Products at the Facility and any proposed change in location of manufacture must be agreed to in writing by the Parties prior to any Facility change. But if XenoPort’s Product volume requirements significantly increase during the Term or a change in Facility is requested by XenoPort, the Parties will meet and discuss the option of change in Facility, including the [ * ] associated with any change in Facility.

6.7 Costs for Investigations.

XenoPort will be liable for Patheon’s [ * ] costs related to any investigation related to the Specifications. Patheon will be liable for XenoPort’s [ * ] costs related to its failure to provide the Manufacturing Services in accordance with the Specifications, the Quality Agreement, cGMPs and Laws. If any failures are not clearly assignable to either the Specifications or Manufacturing Services, the Parties will first meet and attempt to agree in good faith a strategy to address the responsibility for these costs by negotiation and consultation between the primary representative of each Party responsible for administration of this Agreement. If agreement is not reached by the Parties within [ * ], any Party may, by written notice to the other, have the dispute referred to each Party’s Vice President (or a designee that is a direct report to the executive) responsible for this Agreement for negotiation and consultation in good faith to reach agreement on responsibility for these costs within [ * ] of the written notice. If the Parties are unable to resolve the dispute within this timeframe, each Party will be entitled to pursue any other remedy available to it, whether under this Agreement or in equity or law.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article VII

Orders, Shipment, Invoicing, Payment

7.1 Orders and Forecasts

(a)	Rolling Forecasts. Concurrent with the execution of this Agreement and each Product Addendum, XenoPort will provide Patheon with a written non-binding [ * ] forecast of the volume of each Product that XenoPort then anticipates will be required to be produced and delivered to XenoPort during [ * ] of the [ * ] period, and this forecast will be updated by XenoPort [ * ] on a rolling [ * ] basis (the “Forecast”). If XenoPort becomes aware that, for any given Product, a significant change of at least [ * ] in any given [ * ], or in the aggregate, in the Forecast is required, then it will provide Patheon with advance notice of the changes by providing an updated Forecast, which will supersede the prior Forecast.

(b)	Firm Orders. On or before [ * ], XenoPort will issue firm written or electronic orders (“Firm Orders”) for the Products to be produced and delivered to XenoPort on a date not less than [ * ] in which the Firm Order is submitted. These Firm Orders submitted to Patheon will specify XenoPort’s Purchase Order number, quantities by Product type, [ * ] delivery schedule and any other elements necessary to ensure the timely production and shipment of the Products. The quantities of Products ordered in these written orders will be firm and binding on XenoPort and will not be subject to reduction by XenoPort. Notwithstanding the above, upon Product approval, XenoPort will be allowed to issue [ * ] that utilizes the Equipment, which [ * ] will be deemed a Firm Order with a delivery date of less than [ * ].

(c)	[ * ] Forecast. By [ * ], XenoPort will provide Patheon with a written non-binding [ * ] forecast (broken down by [ * ]) of the volume of each Product XenoPort then anticipates will be required to be produced and delivered to XenoPort during the [ * ] period (or, if shorter, the remaining period in the Term).

7.2 Reliance by Patheon.

XenoPort authorizes Patheon to purchase Materials (other than XenoPort-supplied Materials) in order to satisfy the Manufacturing Services requirements for Products for [ * ] contemplated in the most recent Forecast provided by XenoPort pursuant to Section 7.1(a).

7.3 Exclusive and Long Lead Time Materials.

Patheon will provide XenoPort, [ * ] of this Agreement and each Product Addendum, and thereafter on [ * ] basis, with a listing of all Materials which are either (a) unique to XenoPort or (b) require a long lead time (the “Exclusive and Long Lead Time Materials”), and for which [ * ] anticipates purchasing pursuant to the terms of this Agreement (in accordance with Forecasts, the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Purchase Orders and Firm Orders as per Sections 7.1(a) and (b)) as more fully set out in the applicable Product Addendum (the “Exclusive and Long Lead Time Materials Purchasing Summary”). The Exclusive and Long Lead Time Materials Purchasing Summary will also indicate which Materials have a limited shelf-life, which are subject to minimum order quantities as specified by [ * ] supplier, and the amount used per batch. Subject to the provisions of Section 7.2 above and to the extent that the Materials [ * ] will be responsible for the costs of those Materials identified on the applicable Product Addendum that are purchased by [ * ] for use under this Agreement and are thereafter rendered obsolete due to a [ * ]requested change in Specification or the termination of this Agreement or the applicable Product Addendum. If any of the Exclusive and Long Lead Time Materials become obsolete, XenoPort will have the option to retest or instruct Patheon to discard or destroy the Materials. Upon written approval from [ * ] cost estimate, [ * ] will be responsible for any cost associated with this Material additional testing. [ * ] will [ * ] provide specific pricing information to [ * ], including obtaining consent from [ * ] suppliers to disclose the same. If the Parties cannot agree on the Exclusive and Long Lead Time Materials costs, then a Selected Accounting Firm will conclusively determine the amount of disputed Exclusive and Long Lead Time Materials costs. Patheon will hold sufficient quantity of the XenoPort-supplied Materials and Exclusive and Long Lead Time Materials in accordance with the applicable Product Addendum and the manufacture of Products per Section 4.1(o) and Section 7.2.

7.4 Purchase Orders.

XenoPort will deliver to Patheon one or more purchase orders (“Purchase Orders”) for the aggregate Product volumes in each Firm Order. Each Purchase Order will specify the volumes of Products ordered, the delivery date and the destination for delivery of the Products by the carrier or freight forwarder. Patheon will not [ * ] reject any delivery dates or destinations for delivery of the Products requested by XenoPort. The Purchase Orders may be delivered electronically and may be incorporated as part of the Forecast per Section 7.1. Patheon will be obligated to make the Products available on the delivery date specified by XenoPort. If Patheon will not be able to make Products available by the delivery date specified in a Purchase Order, Patheon will notify XenoPort promptly upon discovery of its inability to comply with the terms of this Section. In addition, Patheon will take such actions as [ * ] requested by XenoPort to minimize the damage to XenoPort caused by Patheon’s inability to meet this shipping schedule. Except as provided in Section 7.5 below, all Purchase Orders will be binding on Patheon. XenoPort will issue Purchase Orders to Patheon not less than [ * ] prior to the earliest requested delivery date for any Products to be shipped under the Purchase Order. Patheon will accept Purchase Orders only from XenoPort personnel authorized by XenoPort to submit Purchase Orders. If: (a) Patheon receives from Third Parties: (i) purchase orders for XenoPort-supplied Materials, or (ii) requests for shipment of Products, Intermediate Products or XenoPort-supplied Materials to sites other than a facility designated on the applicable Product Addendum, or (b) Products or XenoPort-supplied Materials are lost or stolen, Patheon will notify XenoPort within [ * ] of the order, request or event.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.5 Accommodations.

Due to [ * ] circumstances, XenoPort may deliver to Patheon a Purchase Order for Product volumes in excess of those specified in any Firm Order. If XenoPort delivers a Purchase Order requesting that Patheon provide Product volumes in excess of the Product volume specified in any Firm Order, Patheon will provide XenoPort with the excess Product volumes [ * ] specified in any Firm Order. Upon acceptance by Patheon in accordance with Section 7.6, the Firm Order and any additional product volumes [ * ] will be binding upon Patheon. If XenoPort delivers a Purchase Order requesting that Patheon provide Product volumes [ * ], Patheon will [ * ] provide XenoPort with the excess Product volumes.

7.6 Patheon Acceptance.

Not later than [ * ] after delivery by XenoPort per Section 7.1 or Section 7.4 of the Firm Order and the Purchase Order as applicable, or as revised per Section 7.5, Patheon will notify XenoPort in writing of its acceptance of the Firm Order and Purchase Orders issued under this Section 7 and confirm the delivery date of the Product shipments. Where Patheon provides XenoPort with written notice that it is unable to meet the Firm Order and Purchase Orders issued pursuant to this Article VII, XenoPort and Patheon will meet to discuss and agree on a revised Firm Order/Purchase Order for Product requirements. If no written confirmation has been provided by Patheon within [ * ] after XenoPort’s delivery per Section 7.1, 7.4 or Section 7.5 of the Firm Order and the Purchase Order as applicable, then it will be deemed to be accepted and a binding obligation of the Parties.

7.7 Shipments.

Shipments of Products will be made [ * ] unless otherwise agreed in a Product Addendum. Risk of loss or of damage to Products will remain with [ * ] until Patheon loads the Products onto the carrier’s vehicle for shipment at the shipping point at which time risk of loss or damage will transfer to [ * ] or its designee; provided, however, that nothing in this Article VII will in any manner limit [ * ] rights elsewhere in this Agreement. Patheon will, in accordance with XenoPort’s instructions and as agent for XenoPort, [ * ] (i) arrange for shipping [ * ] and (ii) [ * ] obtain any export license or other official authorization necessary to export the Products. [ * ] will arrange for insurance and will select the freight carrier used [ * ] to ship Products and may monitor [ * ] shipping and freight practices as they pertain to this Agreement. Products will be transported in accordance with the Specifications. If any Products are rejected by [ * ] under this Agreement, and these Products are to be returned to [ * ], then risk of loss or damage to Products, costs of shipment, insurance and export, if applicable, with respect to these rejected Products will pass to [ * ] when the Products are placed in the possession of the carrier for return to [ * ]; provided, title will remain with XenoPort. Products will be transported in accordance with the Specifications and the terms of the Quality Agreement. Because timely performance under this Agreement is essential to both Patheon and XenoPort, Patheon will give timely advance notice to XenoPort of its inability to make Products available as required by any Purchase Order or otherwise perform its obligations under

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

this Agreement. Patheon will ship Products to XenoPort and its designees with the minimum shelf life specified in the applicable Product Addendum. Patheon will not be excused for the failure of any Product to meet the shelf life requirements resulting from any inventory hold or rejection by XenoPort instituted to investigate any Product Nonconformity, defect or complaint.

7.8 Invoices and Payment.

Invoices will be sent to XenoPort as per the process identified by XenoPort in writing from time to time, upon the release and delivery of the Product by Patheon to XenoPort. Patheon will also submit to XenoPort, with each shipment of Products, a duplicate copy of the invoice covering such shipment or other costs as per this Agreement. Each invoice will, to the extent applicable, identify XenoPort Purchase Order number, Product numbers, names and quantities, unit price, batch number and the total amount to be remitted by XenoPort. XenoPort will pay all invoices within [ * ] of the date of the invoice. All payments to be made under this Agreement will be made in United States dollars unless otherwise specified herein or agreed by the Parties.

7.9 Key Performance Indicators.

XenoPort and Patheon will use Key Performance Indicators to evaluate Patheon’s performance of its obligations under this Agreement. For the purposes of this Agreement, the indicators set forth on Schedule 7.9 to this Agreement are the “Key Performance Indicators.” The Key Performance Indicators will reflect the Parties’ joint understanding as to the standards to be met by Patheon. Patheon will [ * ] to achieve these measures.

7.10 Meetings.

Upon execution of this Agreement, each Party will appoint one representative as its relationship manager for this arrangement. Unless otherwise mutually agreed, the Parties will meet, either personally or by telephone conference, no less than [ * ] to discuss the forecasts delivered by XenoPort pursuant to this Agreement, the Key Performance Indicators and other matters relevant to the supply of Products hereunder (each meeting hereinafter referred to as the “[ * ] Meeting”). On a periodic basis as mutually agreed by the Parties, but no less than [ * ], the Parties will meet to discuss key factors impacting manufacture and supply of Products, strategies for improving the processes related to the manufacture of the Products, to report other developments in XenoPort’s global supply chain and, without relieving any Party of or amending any obligations under this Agreement, to designate additional persons for communications relating to the performance of this Agreement (each meeting hereinafter referred to as the “Periodic Business/Supply Review Meeting”). XenoPort will attempt, in good faith, to provide to Patheon at the [ * ] Meetings and the Periodic Business/Supply Review Meetings all other readily available, appropriate data relating to the Products or XenoPort’s prospective demands and trends for the Products.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.11 Financial Records.

Patheon will keep accurate books and accounts of record in connection with the shipments and invoices of Products or services to XenoPort hereunder in sufficient detail reflecting all activities of each Product in accordance with the provisions of this Agreement. These books and records will permit accurate determination of all figures necessary for verification of payment obligations by XenoPort to Patheon set forth in this Article VII. These records will be maintained for a period of [ * ], unless required by XenoPort to be maintained for a longer period, as set forth in any Product Addendum. XenoPort, at its expense, through an A-rated independent certified accounting firm, will have the right to access these books and records for the sole purpose of verifying the reports regarding the amounts due. This access will be conducted after reasonable prior notice by XenoPort during Patheon’s normal business hours and will not be more frequent than [ * ].

7.12 Taxes.

(a)	XenoPort will be responsible for (i) [ * ].

(b)	Patheon will be responsible for (i) [ * ].

(c)	[ * ] will bear all responsibility and liability for all sales, use, excise, value-added, services, consumption, and other taxes and duties payable by [ * ] on any Materials or services used or consumed by Patheon in providing the Manufacturing Services where the tax is imposed on [ * ] acquisition or use of such Materials or services and the amount of tax is measured by [ * ] costs in acquiring these Materials or services. [ * ] will be solely responsible for (i) payment of all compensation to [ * ] personnel, whether employees or subcontractors of [ * ], (ii) all health or disability insurance, retirement benefits, and other welfare or pension benefits to which the [ * ] personnel may be entitled and (iii) all employment taxes and withholding for [ * ] personnel.

(d)	Any income or other tax that one Party is required to withhold and pay on behalf of the other Party for amounts payable under this Agreement will be deducted from and offset against these amounts prior to payment to the other Party. But for any tax so deducted, the Party making the withholding will give to the other Party any assistance as may reasonably be necessary to enable the other Party to claim any exemption or credit, and in each case will furnish the Party on whose behalf amounts were withheld, proper evidence of the taxes paid on its behalf. Each Party will comply with reasonable requests of the other Party to take any proper actions that may minimize any withholding obligation.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article VIII

Quality Assurance; Acceptance/Rejection of Product; Product Claims and Recalls

8.1 Quality Agreement.

The Parties will enter into a Quality Agreement for the Products promptly following execution of this Agreement. The Quality Agreement may be updated as Product Addendums are added, deleted, or revised. If there is a conflict between the terms of the Quality Agreement and the terms of this Agreement, the terms of this Agreement will control.

8.2 Compliance Standards.

(a)	Compliance with Specifications, the Quality Agreement, cGMPs and Laws. Patheon will be responsible for identifying and implementing those actions required for Patheon to maintain compliance with Specifications, the Quality Agreement, cGMPs and Laws. Responsibility for the costs of changes in actions required to comply with Specifications and Laws will be subject to the provisions of Section 6.3.

(b)	Health and Safety. Patheon is solely responsible for the safety and health of its employees, consultants and visitors and compliance with all Laws related to health, safety and the environment, including, without limitation, providing its employees, consultants and visitors with all required information and training concerning any potential hazards involved in the manufacture, packaging, storage and supply of the Products and taking any precautionary measures to protect its employees from these hazards.

8.3 Acceptance; Reliance by XenoPort.

In determining whether to accept any shipment of Product and authorize any subsequent release of Product to the Market, XenoPort will be entitled to rely upon the Certificates provided by Patheon. Except as agreed to by the Parties in writing, XenoPort will be under no obligation to accept any shipment of Product without the accompanying Certificates.

8.4 Rejection; Determination of Deficiency; Notice.

(a)	General. XenoPort has the right to reject all or any portion of any shipment of Products that, [ * ] deviates from the Specifications, the Quality Agreement, cGMPs or Laws.

(b)	Inspection. XenoPort will inspect the Products manufactured by Patheon upon receipt thereof and will give Patheon written notice (a “Deficiency Notice”) of all claims for Products that deviate from the Specifications, the Quality Agreement, cGMPs or Laws within [ * ] after XenoPort’s or XenoPort’s designee’s receipt thereof. If XenoPort fails to provide Patheon with the Deficiency Notice within the applicable [ * ] period, then the delivery will be deemed to have been accepted by

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

XenoPort on the [ * ] after delivery. But Patheon will continue to be liable for (i) the failure of any Products to conform to Specifications (unless the failure to conform to Specifications is due to occurrences after the Products are delivered to the carrier or freight forwarder that affect or alter the Products or actions taken or failed to be taken that are not otherwise caused by or the responsibility of Patheon), or (ii) the failure of Patheon to comply with the Specifications, the Quality Agreement, cGMPs and Laws.

(c)	Latent Defects. Except where the shelf-life of a Product has expired, XenoPort will have the right to reject Product if it later discovers non-obvious defects not reasonably susceptible to discovery upon receipt of the Product and provides notice to Patheon within [ * ] after discovery thereof by XenoPort.

(d)	Determination of Deficiency.

(i)	Upon receipt of a Deficiency Notice, Patheon will have [ * ] to advise XenoPort by notice in writing that Patheon disagrees with the contents of such Deficiency Notice. If Patheon provides such a notice of disagreement, Patheon’s most senior quality assurance officer and XenoPort’s Quality Head, External Supply Quality, or any other persons as they may designate in writing, will confer to review samples and/or batch records, as appropriate to determine whether any Products identified in the Deficiency Notice deviate from the Specifications, the Quality Agreement, cGMPs or Laws. If the Parties are unable to resolve whether any Products identified in the Deficiency Notice deviate from the Specifications, the Quality Agreement, cGMPs or Laws, Patheon will conduct an investigation pursuant to the Agreement.

(ii)	If, after completion of an investigation pursuant to this Agreement, XenoPort and Patheon fail to resolve whether any Products identified in the Deficiency Notice deviate from the Specifications, the Quality Agreement, cGMPs or Laws, then the Parties will mutually select an independent laboratory to evaluate if the Products deviate from the Specifications, the Quality Agreement, cGMPs or Laws. If the independent laboratory’s evaluation certifies that the shipment of Products: (A) deviates from the Specifications, (B) was not manufactured in accordance with cGMPs, Laws or the Quality Agreement, or (C) is nonconforming due to the failure of a Patheon-supplied Material or any Materials purchased by Patheon from Patheon’s suppliers, then XenoPort will be entitled to reject the Products, and the cost of the testing, evaluation by the independent laboratory and replacement XenoPort-provided Materials will be borne by Patheon. If the independent laboratory’s evaluation certifies that: (X) the Product shipment meets the Specifications; (Y) Patheon is not found to have failed to comply with the Specifications, the Quality Agreement, cGMPs or Laws, or (Z) the failure of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Product is caused by failure of any XenoPort-supplied Materials, then XenoPort will thereafter be deemed to have accepted delivery of the Products, and the cost of the testing and evaluation by the independent laboratory will be borne by XenoPort.

(iii)	If the independent laboratory cannot determine that the failure of Product to meet Specifications, the Quality Agreement, cGMPs or Laws could be attributed to either Party, per Section 8.4(d)(ii) above:

(A)	Patheon will [ * ] as per Section [ * ];

(B)	[ * ] will absorb the cost of any [ * ]-supplied Materials;

(C)	Any [ * ]-supplied Material used by Patheon for the manufacture of the Products under investigation will not be included in the annual yield per Section 4.2; and

(D)	The Parties will meet to determine how to proceed.

(e)	Notice. If after the release of the Products, either Party becomes aware that any batch of the Products may have a Nonconformity, despite any testing and quality assurance activities, that Party will immediately notify the other Party.

(f)	Shortages. XenoPort will inform Patheon of any claim relating to shortage in the number of units of Product in any shipment of Products within [ * ] following receipt of the shipment. If XenoPort determines there is a shortage in any shipment in the Product volumes indicated on the applicable Purchase Order(s), then: (i) XenoPort will only be required to pay for actual quantities delivered; (ii) Patheon will [ * ], if requested by XenoPort, to promptly ship appropriate quantities of Product to make up for the shortage (but Patheon will not be required to manufacture an additional batch of Product if the shortage is [ * ] of the intended or required shipment amount), and if Patheon is unable to promptly ship appropriate quantities to make up for the shortage, Patheon will inform XenoPort and the Parties will promptly discuss reasonable, mutually agreed, actions that can be taken to mitigate the shortage (which may potentially include acceleration of the next shipment); and (iii) without limiting the foregoing, the Parties will promptly confer to discuss any shortage to try to identify the cause, and to discuss reasonable steps the Parties may take to reduce the likelihood of similar shortfalls in future shipments. The Parties acknowledge that if the shortage [ * ] of the intended or required amount, the provisions of Section 18.3 will also apply. Notwithstanding the foregoing, quantities actually shipped pursuant to a Purchase Order may vary as set forth in Schedule 7.9 and still be deemed to be in substantial compliance with the Purchase Order. Disagreements as to shortages in the amount of Products shipped by Patheon will be dealt with as [ * ] agreed to by the Parties.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g)	Deviation Reports. If, during the manufacture or other handling of a Product by Patheon, (i) the process or analytical limits vary from typical or established report ranges, release guidelines or release limits, (ii) there is [ * ] evidence that Specifications, the Quality Agreement, cGMPs or Laws were not followed in production of the Products, (iii) there is [ * ] evidence that the Products fail to conform to Specifications, (iv) other events or conditions occur (including, without limitation, events first identified as affecting non-XenoPort products) that could [ * ] adversely affect the quality of the Products or otherwise are [ * ], or (v) any physical characteristic or attribute of the Products is recognizable at any time during the manufacturing process to be [ * ] by an individual with appropriate technical knowledge and experience [ * ], then Patheon will prepare [ * ] following the discovery of the deviation a written report detailing the deviation (a “Deviation Report”) and promptly send the Deviation Report, along with all supporting documentation, to XenoPort. Patheon will include in its Deviation Report its analysis and recommendation for Product disposition. The Deviation Report will be attached to, and will accompany, copies of all relevant batch records.

(h)	Nonconformity. If either Party becomes aware or has [ * ] basis to believe that any batch or shipment of Products may have a Nonconformity, at any time regardless of the status of Patheon’s testing and quality assurance activities or of XenoPort’s acceptance as provided above, that Party will notify the other Party within [ * ] of becoming aware of a Nonconformity. “Nonconformity” means a product characteristic, or potential for existence of product characteristic, that (i) [ * ] attributable to Patheon’s failure to manufacture, test, package, store, label, release or deliver any Product in accordance with the Specifications, the Quality Agreement, cGMPs or Laws, (ii) causes any Product to fail to conform to the Specifications, or (iii) could [ * ] lead to a recall or withdrawal of a Product. If a Nonconformity occurs, Patheon will immediately conduct an investigation in accordance with this Agreement and, until resolution of the investigation, handle the Products as provided in this Agreement.

(i)	Products Subject to a Nonconformity or Deviation Report. Any batch or shipment of Product that is the subject of a Nonconformity or of a Deviation Report will be handled as follows:

(i)	Products held in inventory at the Facility will be placed on “Hold” status and will not be shipped to XenoPort or its designee, unless directed otherwise by XenoPort;

(ii)	For any Products shipped to XenoPort and held in stock by XenoPort, XenoPort will maintain a “Hold” or “Unpassed” status until Patheon has completed any investigations pursuant to this Agreement and approved the disposition of the Product subject to XenoPort’s review and approval of the Nonconformity or the Deviation Report; and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii)	Payment for these Products whether shipped or unshipped will not be due from XenoPort until Patheon has completed any investigations pursuant to this Agreement and XenoPort has accepted the Product subject to the Nonconformity or Deviation Report. For the avoidance of doubt, XenoPort will be responsible for payment of invoices relating to Products which are ultimately not rejected nor recalled per this Article VIII, and invoices for Product ultimately rejected or recalled will be processed as per Section 8.4(c) or Section 8.4(d) as appropriate.

Upon learning of any Nonconformity or in connection with a Product recall under Section 8.8, XenoPort will have the right to suspend production of the affected Products at the Facility until the Parties mutually agree that the cause of the Nonconformity has been remedied or addressed. Except for previously scheduled, short-term shutdowns required for performance of annual maintenance activities associated with the Manufacturing Services, Patheon will not suspend production without XenoPort’s prior written consent. During the period of suspended production, XenoPort will be relieved of all financial obligations associated with any Firm Orders or portion thereof that is not produced as a direct consequence of the suspension.

8.5 Product Complaints.

XenoPort will have the sole responsibility for responding to questions and complaints from XenoPort’s customers. Questions or complaints received by Patheon from XenoPort’s customers will be promptly referred to XenoPort’s Senior Vice President, Regulatory Affairs and Quality, or his designee. XenoPort will promptly inform Patheon of any and all complaints that XenoPort receives which implicate Patheon’s manufacturing or other processes at the Facility. Patheon will cooperate as reasonably required to allow XenoPort to determine the cause of and resolve any customer questions and complaints. This assistance will include follow-up investigations, including testing. In addition, Patheon will provide XenoPort with all mutually agreed upon information that will enable XenoPort to respond properly to questions or complaints relating to the Products as provided in the Quality Agreement. Unless it is determined that the cause of any customer complaint resulted from a failure by [ * ] to comply with its obligations under this Agreement, all costs incurred in respect of this Section 8.5 will be borne by [ * ].

8.6 Adverse Events.

For the purposes of this Agreement, “Adverse Event” will mean any adverse event associated with the use of any Product in humans, whether or not considered drug-related. The definition includes an adverse event occurring in the course of the use of a Product in professional practice, in studies, in investigations or in tests. The definition also includes an adverse event occurring from Product overdose (whether accidental or intentional), from Product abuse, or from Product withdrawal, as well as any toxicity, sensitivity, failure of expected pharmacological action, or laboratory abnormality that is or is thought by the reporter to be serious or associated with relevant clinical signs or symptoms. For the purposes of this Agreement, “Serious Adverse Event” will mean an Adverse Event that is fatal, life-threatening, permanently disabling or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

incapacitating, results in new or prolonged in-patient hospitalization, is a congenital anomaly, cancer or an overdose. For any Product, Patheon will notify XenoPort as soon as possible, but (a) no later than 24 hours following its receipt of information concerning a possible Serious Adverse Event and (b) no later than 48 hours following its receipt of information of a possible Adverse Event that is not a Serious Adverse Event. Notification will be given by telephone, with a facsimile confirmation immediately following. Patheon will provide to XenoPort all the information Patheon has available concerning the Adverse Event and will cooperate fully with any investigation conducted or directed by XenoPort as set forth in Section 8.7 below. To the extent an Adverse Event of which XenoPort becomes aware implicates Patheon’s manufacturing or other processes at the Facility, XenoPort will inform Patheon of the Adverse Event and will disclose to Patheon any information XenoPort has regarding the Adverse Event which implicates Patheon’s manufacturing or other processes at the Facility. Notification will be given by telephone, with a facsimile confirmation immediately following.

8.7 Investigations; Patheon’s Obligations.

(a)	General. The Parties will investigate all reports of Nonconformity, Product complaints and Adverse Events in order to assure the conformity of Products to Specifications, the Quality Agreement, cGMPs and Laws and the safety and efficacy of the Products. The Parties will act promptly and will cooperate fully in these investigations. Costs for investigations should be determined per Section 6.7.

(b)	Direction.

(i)	If any Nonconformity or stability failure occurs, XenoPort will have the sole right, in its discretion to advise and be made part of any or all aspects of an investigation conducted under this Section.

(ii)	If any Product complaint or Adverse Event occurs, as the investigation will likely include multiple groups from XenoPort as well as Patheon, XenoPort will have the sole right, in its discretion to coordinate and direct any or all aspects of an investigation conducted under this Section. Patheon will be responsible for conducting and directing their internal investigation.

(c)	Patheon’s Assistance. Upon written request by XenoPort and with responsibility for costs to be determined under Section 6.7, Patheon will provide all reasonably requested testing, assistance and information to XenoPort in connection with an investigation of any Nonconformity, Product complaint or Adverse Event, including chemical/microbial analysis of complaint samples (if available), analysis of retained samples and review of batch documentation. Subject to XenoPort’s prior written approval, Patheon will have the right to conduct [ * ] any further tests it deems appropriate regarding such investigation provided that it will share the results with XenoPort.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)	Investigations. Patheon will conduct the investigation of any Nonconformity, Product complaint, stability failure or Adverse Event and provide, with responsibility for costs to be determined under Section 6.7, all reasonably requested testing, assistance and information to XenoPort in connection with an investigation of any Nonconformity, Product complaint or Adverse Event, including chemical/microbial analysis of complaint samples (if available), analysis of retained samples and review of batch documentation. Subject to XenoPort’s prior written approval, Patheon will have the right to conduct [ * ] any further tests it deems appropriate regarding such investigation provided that it will share the results with XenoPort.

(e)	Reporting.

(i)	For any critical Product complaint or Adverse Event, Patheon will provide to XenoPort (A) a preliminary written report of its determinations and conclusions from any investigation, testing or other requested assistance related to the investigation [ * ], but in no event later than [ * ] following opening of the investigation, and (B) preliminary samples (if available) of the affected Product. Any final report regarding a critical Product complaint or Adverse Event will be submitted by Patheon [ * ] after the date of the preliminary report given above. Each Party will hold all communications related to the investigation, testing or other requested assistance in confidence, and those communications will be subject to the terms of Article XVI hereof.

(ii)	For any Nonconformity or Product complaint (other than a critical Product complaint), Patheon will provide to XenoPort (A) a preliminary written report of its determinations and conclusions from any investigation, testing or other requested assistance related to the investigation [ * ], but in no event later than [ * ] following opening of the investigation, and (B) preliminary samples (if available) of the affected Product. Any final report regarding a Nonconformity or Product complaint (other than a critical Product complaint) will be submitted by Patheon with sufficient lead time in order to allow XenoPort to complete its evaluation within [ * ], or any extension granted by XenoPort of the notification regarding that Nonconformity or Product complaint (other than a critical Product complaint) given above. Each Party will hold all communications related to the investigation, testing or other requested assistance in confidence, and those communications will be subject to the terms of Article XVI hereof.

(f)	Corrective Action. Patheon will implement corrective actions under the Quality Agreement to solve root causes of any factory-related complaints or Nonconformities.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.8 Certain Product Events.

(a)	Notification and Cooperation. If XenoPort is required (or voluntarily decides) to initiate a recall, withdrawal or field correction of, field alert report or comparable report for any Product manufactured by Patheon pursuant to this Agreement, whether or not the recall, withdrawal, field correction or field alert report has been requested or ordered by any Governmental Authority, XenoPort will notify Patheon’s most senior quality assurance officer, and Patheon will fully cooperate with XenoPort to implement the same.

(b)	Coordination of Efforts. If Patheon becomes aware of information that may warrant XenoPort taking any action for any Product, Patheon will immediately provide this information to XenoPort. The Parties will cooperate with each other in determining the necessity and nature of any action. But Patheon will take no action without the written concurrence of XenoPort. Without limiting the generality of the foregoing, for product recalls, Patheon will:

(i)	Inform XenoPort immediately of any defect found, subsequent to release, which may be grounds to initiate a recall;

(ii)	Maintain a procedure to cover Product recalls, including contact arrangements for hours falling outside the typical Business Day;

(iii)	Provide all support reasonably necessary to support any recall investigation and subsequent actions; and

(iv)	Maintain distribution records of Products for the periods specified by XenoPort of the consignment, enabling traceability at the Product Batch number level to customers supplied by Patheon.

(c)	Contacts and Statements. For any recall, withdrawal, field correction, field alert report or comparable report for any Product, XenoPort will make all contacts with the applicable Governmental Authority or Regulatory Authority and will be responsible for coordinating all of the necessary activities in connection with any such recall, withdrawal, field correction, field alert report or comparable report, and XenoPort will make all statements to the media, including press releases and interviews for publication or broadcast. Patheon agrees to make no statement to the media, unless otherwise required by Laws and, in any such event, Patheon will collaborate with XenoPort on the content of any statement.

(d)	Remedies. If any recall, withdrawal, field correction, field alert report or comparable report for any Product is initiated because of a defect arising from Patheon’s failure to manufacture, test, package, store, label, release or deliver that Product or any Materials in compliance with the Specifications, the Quality

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement and cGMPs or the failure of the Product to conform to Specifications, XenoPort will, in addition to any other remedies available to it, be entitled to handle the affected Product and charges relating thereto as provided in Sections 8.9 and 8.10 below.

(e)	Responsibility for Rejected and Recalled Products. Any batch or shipment of Product that is rejected and/or the subject of a recall will be handled as follows:

(i)	Products held in inventory at Patheon will be placed on “Hold” status and will not be shipped to XenoPort or its designee, unless directed otherwise by XenoPort;

(ii)	For any Products shipped to XenoPort and held in stock by XenoPort may maintain a “Hold” or “Unpassed” status until Patheon has completed any investigations pursuant to this Agreement and XenoPort has approved the disposition of the Product subject to XenoPort’s review and approval of investigation report; and

(iii)	Payment for these Products, if required, whether shipped or unshipped will not be due from XenoPort until Patheon has completed any investigations pursuant to this Agreement and XenoPort has approved the disposition of the rejected or recalled Product. For the avoidance of doubt, XenoPort will be responsible for payment of invoices relating to Products which are ultimately not rejected nor recalled per this Article VIII and invoices for Product ultimately rejected or recalled will be processed as per Section 8.10 as appropriate.

8.9 Disposition of Certain Products.

If any quantity of a Product is found not to comply with Specifications, or if a recall, withdrawal, field correction or Third Party return of any Product is determined to be a result of Patheon’s failure to manufacture, test, package, store, label, release or deliver that Product in accordance with the Specifications, the Quality Agreement, cGMPs and Laws, then XenoPort or the XenoPort Affiliate receiving the Product will, at XenoPort’s option, either (a) return the Product to Patheon for replacement, rework or reprocessing by Patheon, all at [ * ] expense; (b) return the affected Products for destruction by Patheon at [ * ] expense; or (c) have the Product disposed of by a Third Party designated by XenoPort at [ * ] expense and in accordance with applicable Laws. In addition, [ * ]. The party undertaking destruction of the Product will be solely responsible for compliance with all Laws in connection with the destruction and will be liable for any Losses resulting from such destruction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.10 Credits.

If any rejected quantity of a Product is found not to comply with Specifications or if a recall, withdrawal, field correction or Third Party return of any Product, is determined to be a result of Patheon’s failure to manufacture, test, package, store, label, release or deliver that Product in accordance with the Specifications, the Quality Agreement, cGMPs and Laws, Patheon will promptly, at XenoPort’s election: (a) replace these Products with conforming Products [ * ]; (b) reimburse or credit XenoPort [ * ] for the affected Product, [ * ] or offset such amount against other amounts due to Patheon hereunder; (c) reimburse or credit XenoPort for [ * ] in connection with such Product; (d) reimburse or credit XenoPort for [ * ] the Product; and (e) pay or provide a credit to XenoPort for [ * ] a Product under this Article VIII. For greater certainty, Patheon’s responsibility for any loss of XenoPort-supplied Materials in connection with any rejected, recalled, withdrawn, field corrected or returned Product will be captured and calculated in the XenoPort-supplied Materials Yield under Section 4.2. If there is outstanding credit to XenoPort on the termination of this Agreement, Patheon will reimburse XenoPort for the amount of the credit within [ * ] after this Agreement is terminated.

Upon initiating any Recall, XenoPort will have the right to suspend production of the affected Products at the Facility until the Parties mutually agree that the cause of the Recall has been remedied or addressed. Except for previously scheduled, short-term shutdowns required for performance of annual maintenance activities associated with the Facility, Patheon will not suspend production without XenoPort’s prior written consent. During the period of suspended production, XenoPort will be relieved of all financial obligations associated with any Firm Orders or portion thereof that is not produced as a direct consequence of the suspension.

8.11 Product Returns from the Field.

XenoPort will instruct its distributors and customers to direct any returns of Products to XenoPort in accordance with XenoPort’s standard return policy. Patheon will promptly notify XenoPort in writing (including all information Patheon has relating thereto) if any distributor, customer or other Third Party returns any Product to Patheon. Patheon will, at XenoPort’s expense, promptly forward all this Product to the location specified by XenoPort and will take no other action regarding this Product (except for safeguarding such Product), unless requested in writing by XenoPort or required by Laws. After a [ * ] period of time safeguarding the Products so held, Patheon may destroy the Products at expense of [ * ] if it has given written notice of its intention to XenoPort and XenoPort has not directed otherwise within [ * ] of receipt of that notice.

8.12 Retained Samples.

Patheon will retain samples from each batch of Products and the XenoPort-supplied Material used therein for a period of [ * ] after expiration of the batch to XenoPort or any longer period required by applicable Laws for record keeping, testing and regulatory purposes or specified in the Quality Agreement. When storing Products, Materials, Nonconforming Products or Product-derived wastes, Patheon will comply with, and will maintain all storage facilities in compliance with, Specifications and in accordance with the Quality Agreement, cGMPs and Laws.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.13 Annual Product Review.

Where required by the applicable Product Addendum, no later than [ * ] each anniversary of the filing of the NDA for the Product (the “NDA Anniversary Date”) during the Term, Patheon will prepare, and provide to XenoPort, an annual review for the Products as required by cGMPs and applicable regulations (each, an “Annual Product Review”). Each Annual Product Review will cover all aspects of manufacturing that occur at the Facility or at the facility of any party with whom Patheon subcontracts pursuant to Section 19.9 of this Agreement. Each Annual Product Review will include, without limitation, stability testing record trends, summaries of changes, Deviation Report trends, release testing records trends, production record trends and other relevant data as more particularly set forth in the Quality Agreement.

Article IX

Regulatory Matters

9.1 Consents.

Patheon holds all Consents now required by Patheon for the performance of its obligations under this Agreement. At all times, Patheon will maintain and comply with all the Consents which may from time to time be required by any Governmental Authority having jurisdiction over its manufacturing operations and facilities and otherwise to be obtained by Patheon to permit the performance of its then current obligations under this Agreement. Patheon will bear all expenses incurred in connection with its obligations under this Section 9.1. If any Consent held by Patheon relating to the Facility or its ability to manufacture the Products in accordance with this Agreement is hereafter suspended or revoked, or Patheon has material restrictions imposed upon it by any Governmental Authority affecting any of the Products or the Facility, Patheon will immediately notify XenoPort and will promptly provide a schedule of compliance and any other information related thereto as is reasonably requested by XenoPort.

9.2 Product Consents.

XenoPort and XenoPort Affiliates will, [ * ] obtain and maintain any Consents which may from time to time be required by any Governmental Authority for the ownership of the Drug Applications or for the marketing, distribution, clinical investigation, import or export of the Products. XenoPort will, with Patheon’s assistance and cooperation, be responsible for responding to all requests for information required by XenoPort’s Consents from, and making all legally required filings relating to XenoPort’s Consents with, any Governmental Authority having jurisdiction to make such requests or require such filings. The Parties anticipate that Patheon will, in the ordinary course of its business, maintain sufficient staff to assist and cooperate with XenoPort in connection with the making of all legally required filings for the Products. If any Consent held by XenoPort relating directly to any of the Products is hereafter suspended or revoked, XenoPort will promptly notify Patheon of the event and will promptly inform Patheon of the impact on XenoPort’s purchases of the affected Product (when known by XenoPort) and XenoPort’s general intentions for the affected Product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.3 Compliance with Laws.

In carrying out its obligations under this Agreement, Patheon will comply in all respects with cGMPs and applicable Laws in effect.

9.4 Drug Application Documentation.

XenoPort will maintain Drug Applications at such location as XenoPort determines in its discretion from time to time. XenoPort will provide Patheon with information regarding Drug Applications, or discrete sections thereof, including copies of the up-to-date Chemistry and Manufacturing Controls (“CMC”) section, to the extent reasonably needed by Patheon to perform its obligations under this Agreement. But information provided hereunder will not be provided or disclosed to any other Person without XenoPort’s prior consent. If any Governmental Authorities or Regulatory Authorities make an inquiry of or provide any information to Patheon that is or may be related to a Drug Application, Patheon will promptly forward the inquiry or information to the XenoPort.

9.5 Regulatory Filings/Changes.

(a)	Notification. The Parties will promptly notify each other of any material revisions or amendment of or additions to cGMPs and will confer with each other about the best means to comply with these requirements.

(b)	Regulatory Authority. XenoPort will have the sole responsibility for filing all documents with all Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial manufacture of the Products. Patheon will assist XenoPort, to the extent consistent with Patheon’s obligations under this Agreement, to obtain Regulatory Authority approval for the commercial manufacture of all Products as quickly as reasonably possible.

(c)	Verification of Data. To the extent not derived from a verified, signed-off report provided by Patheon, XenoPort will provide Patheon with that portion of information or data contained in regulatory documents incorporating the Patheon-provided data so as to give Patheon the opportunity to verify the accuracy and approve the Patheon-provided data. XenoPort may also request that Patheon review certain other regulatory documents.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.6 Regulatory Inspections.

(a)	Procedures. If Patheon is notified that any Product or the Facility will be subject to an inspection by any Governmental Authority, Patheon will:

(i)	Immediately advise by telephone, electronic communication (e-mail) or facsimile and provide all relevant information known to Patheon regarding the inspection;

(ii)	Fully cooperate with and allow the inspection to the extent required by Laws;

(iii)	Except as otherwise required by Laws, Patheon will not permit any inspections involving any Product. All inquiries related to any Product produced hereunder, any Drug Application or XenoPort’s Confidential Information covered by Article XVI of this Agreement will be directed to XenoPort. Patheon agrees that XenoPort or XenoPort Affiliates will have the [ * ] to be present at the Facility during any inspection involving any Product but XenoPort does not have the [ * ] to participate in the inspection unless requested by Patheon or the Governmental Authority;

(iv)	Provide daily inspection summaries to XenoPort; and

(v)	Promptly send XenoPort a copy of any inspection report observations issued by a Governmental Authority related to the manufacture, generation, processing, storage, transportation, distribution, treatment, disposal or other management of Products or Materials as well as responses to any inspection reports prepared in accordance with this Section 9.6.

Notwithstanding the foregoing provisions of this Section 9.6(a), nothing will oblige Patheon to disclose information to XenoPort or XenoPort Affiliates relating to any other customer of Patheon or those customer’s products to which the inspection relates, unless such information is of a general nature relating to the Facility, services, equipment or personnel also utilized in the manufacture of the Products, in which case the information will be promptly disclosed to XenoPort.

(b)	Notification. If any Governmental Authority will take any action which will require a response or action by Patheon for any Product, Specifications, Material, the Facility, or any operating procedure affecting the Products, Patheon agrees to immediately notify XenoPort of the required response or action and will proceed only with the prior advice and written consent of XenoPort, which will not be unreasonably withheld, conditioned or delayed. XenoPort acknowledges Patheon’s responsibility for responding to any Governmental Authority and for complying with applicable Laws and Patheon will respond accordingly. Except as necessary for Patheon to comply with applicable Laws, XenoPort will have the [ * ] Patheon’s draft responses to any Governmental Authorities or Regulatory Authorities regarding a Product [ * ] prior to Patheon’s issuance of the response.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.7 Import/Export Matters.

Where required by the applicable Product Addendum, the Parties acknowledge that Patheon may be providing Products to XenoPort or XenoPort Affiliates for export by XenoPort or XenoPort Affiliates to countries outside the United States. The Parties will agree upon reasonable export procedures for a given Product prior to export of such Product. In shipment of Products, XenoPort and XenoPort Affiliates will comply with applicable export restrictions and XenoPort’s export policies and XenoPort will be the exporter of record for the Products. XenoPort and XenoPort Affiliates will also obtain and maintain [ * ] all required export permits and approvals. Patheon will provide XenoPort the data, documentation and other information reasonably required for XenoPort to fulfill its obligations hereunder, including, without limitation, the Certificates as provided in Section 4.1(e) above and the Quality Agreement.

9.8 Governmental Authorities.

XenoPort will have primary responsibility for communicating with any Governmental Authority, including but not limited to Governmental Authorities responsible for granting regulatory approval for the Products, regarding the Products and may permit Patheon to participate in the communications, if, in the opinion of the Parties, the communication is necessary to comply with the terms of this Agreement or the requirements of Law. Where Patheon is contacted by those Governmental Authorities, Patheon will direct the communications to XenoPort.

If Patheon is contacted by a Governmental Authority for any reason directly related to the Facility, i.e., site inspections or cGMP inspections, then, XenoPort may, at its option, and only after receiving a request from Patheon or the Governmental Authority, participate in the inspection of the Facility. Patheon will permit XenoPort, at XenoPort’s option, to be present at the Facility for any inspection and review and to approve any communications with any Governmental Authority regarding the inspection and to receive copies of all communications with the Governmental Authority when the inspection or communications directly affect XenoPort Products. When the inspection or communications indirectly affect XenoPort Products, Patheon will permit XenoPort, at XenoPort’s option, to be present at the Facility for any inspection and to receive copies of all communications with the Governmental Authority.

9.9 Records and Accounting by Patheon.

Patheon will keep records of the manufacture, testing and shipping of the Products, and retain samples (per Section 8.12) of the Products as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, as well as to assist with resolving Product complaints and other similar investigations. Patheon is responsible for retaining samples of the Products necessary to comply with applicable Laws.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article X

Intellectual Property

10.1 Ownership.

(a)	XenoPort Rights. Patheon acknowledges and agrees that, as between XenoPort and Patheon, XenoPort owns all rights in and to the XenoPort Intellectual Property, including all Intellectual Property rights in and to the Products, the Drug Applications for the Products, the Data (as defined below) and documentation, specifications and processes associated with the Products, except to the extent that these items are in the public domain or owned by a Third Party. In particular, Patheon acknowledges and agrees that: (i) all of the Specifications contain valuable trade secrets and Confidential Information of XenoPort and are and will remain the copyrighted works of XenoPort; and (ii) all of the patents, trademarks and Product formulation software files owned by XenoPort which apply to the manufacture, use or sale of Products covered by this Agreement are and will remain XenoPort Intellectual Property. Except as expressly provided in Section 10.3 below, nothing in the Agreement will be deemed to transfer or convey, expressly or by implication, any XenoPort Rights to Patheon.

(b)	Patheon Rights. XenoPort acknowledges and agrees that Patheon owns all rights in and to the Patheon Intellectual Property.

(c)	Trademark Rights. Patheon acknowledges and recognizes the great value of the publicity and goodwill associated with the XenoPort trademarks as well as other trade names owned by XenoPort that XenoPort may use in connection with the Products from time to time (collectively, the “Marks”), and acknowledges that all this goodwill belongs exclusively to XenoPort. [ * ] Patheon will cooperate reasonably and in good faith with XenoPort for the purpose of securing and preserving XenoPort’s rights in and to the Marks. Except as otherwise expressly provided in this Agreement, nothing in this Agreement will be construed as an assignment or grant to Patheon of any right, title or interest in or to the Marks. Patheon will not register or attempt to register any of the Marks, alone or in combination with other elements, as a trademark, service mark, corporate name, trade name or other designation of origin. XenoPort’s failure to register or election not to register any of the Marks will not be deemed an abandonment or waiver of these rights.

10.2 New Developments and Modifications.

(a)	XenoPort Product Developments. All Intellectual Property generated or derived by Patheon while performing the Manufacturing Services that is specific to the development, manufacture, use and sale of XenoPort’s Product or activities funded by XenoPort that have application to manufacturing processes or formulation development of drug products or drug delivery systems will be the exclusive property of XenoPort (the “Product Developments”). For non-Product specific Intellectual Property developed by Patheon and funded by XenoPort, XenoPort hereby grants to Patheon, a [ * ] license which Patheon may use for the manufacture of any of Patheon’s products or of products for Patheon’s other customers.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	Patheon Product Developments. All Intellectual Property generated or derived by Patheon while performing the Manufacturing Services which are not specific, or dependent upon, XenoPort’s Product, XenoPort’s Intellectual Property, have not been funded by XenoPort and which have application to manufacturing processes or formulation development of drug products or drug delivery systems will be the exclusive property of Patheon (the “Broader Intellectual Property Rights”). Patheon hereby grants to XenoPort, a [ * ] license of Patheon’s Broader Intellectual Property Rights which XenoPort may use for the manufacture of any of XenoPort’s products.

(c)	Patent Maintenance; Notice. Each Party will be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on its own inventions. Either Party will give the other Party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology owned or otherwise controlled by such Party.

(d)	Ownership of Product Developments. Without further payment to Patheon, XenoPort will own all right, title and interest in and to all XenoPort Intellectual Property made, conceived, reduced to practice, authored or otherwise generated or developed under Section 10.2(a). Patheon will, and hereby does, assign to XenoPort all of its right, title and interest in and to XenoPort Intellectual Property arising under this Agreement. Patheon will provide reasonable assistance to XenoPort, at XenoPort’s expense, in obtaining and enforcing and defending XenoPort’s ownership of the Intellectual Property and appurtenant rights to Intellectual Property, including without limitation and as applicable, the assignment to XenoPort of all Patheon’s right, title and interest of Patheon’s employees or independent contractors in and to appurtenant rights to the arising XenoPort Intellectual Property.

10.3 Grant of Licenses.

(a)	By XenoPort. Under the terms and subject to the conditions of this Agreement, XenoPort hereby grants Patheon the [ * ] right during the Term, under the XenoPort Intellectual Property (other than the XenoPort Marks and other XenoPort trademark rights) and the Product Developments (collectively, the “XenoPort Rights”) to utilize the XenoPort Rights to the extent required solely to perform Patheon’s obligations under this Agreement. Patheon will have no right or license to make, manufacture, supply, distribute or sell the Products or, except as set forth in the last sentence of Section 10.2(a), use any XenoPort Rights for any other purpose. All license rights for each Product granted to Patheon hereunder immediately will terminate upon the occurrence of a Patheon Material Default, any deemed breach of this Agreement under applicable Law, or the expiration or termination of this Agreement. For the avoidance of doubt, Patheon has no license rights regarding XenoPort Intellectual Property unless it remains in compliance with this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	Sublicenses. Subject to XenoPort’s right of prior approval and written consent, solely to the extent: (i) necessary for Patheon to perform under this Agreement or any Product Addendum and (ii) that XenoPort has the right to grant a sublicense, XenoPort hereby grants Patheon a [ * ] sublicense to use any and all Patent rights, trade secrets, know-how and other proprietary non-patented information owned by a Third Party that XenoPort or a XenoPort Affiliate has licensed or otherwise has rights to during the Term solely to perform Patheon’s obligations hereunder. Patheon will comply with all restrictions and other terms and conditions contained in any agreements or licenses with Third Parties of which Patheon has been given written notice. XenoPort and XenoPort Affiliates will be responsible for all other obligations due to Third Parties pursuant to these sublicense agreements. All sublicense rights granted to Patheon hereunder immediately will terminate upon the occurrence of a Patheon Material Default, any deemed breach of this Agreement under applicable Law, or the expiration or termination of this Agreement. For the avoidance of doubt, Patheon has no sublicense rights regarding Third Party Intellectual Property unless it remains in compliance with this Agreement.

10.4 Infringement.

Patheon will promptly notify XenoPort of any suspected or threatened infringement, misappropriation or other unauthorized use of an Intellectual Property right licensed under this Agreement that comes to Patheon’s attention. The notice will set forth the facts of the suspected or threatened infringement in sufficient detail. XenoPort will have the sole right, but not the obligation, to institute, prosecute and control, [ * ] any action or proceeding against the Third Party infringer. If XenoPort institutes an action against infringer, Patheon will give XenoPort reasonable assistance and authority to control, file and prosecute the suit as necessary at [ * ] expense. XenoPort will [ * ] that it recovers in pursuing any action under this Section 10.4.

10.5 Data.

(a)	Ownership. As between Patheon and XenoPort, XenoPort will be and remain the sole and exclusive owner of any and all data and information relating to: (i) the business of XenoPort or any XenoPort Affiliate; (ii) customers or suppliers of XenoPort or any XenoPort Affiliate as it relates to any Product; (iii) any of the Products, including all the Specifications therefor and any other information relating thereto delivered by XenoPort to Patheon under this Agreement; and (iv) any XenoPort Rights (collectively, the “Data”). The Data will include current, historical, archived and outcomes information, whether or not present at the Facility or in electronic or hard-copy form. Except as expressly provided in this Agreement or any other agreement between the Parties, XenoPort will own all Intellectual Property rights that may subsist in the Data.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	Patheon Access. Patheon agrees to access the Data only as and to the extent necessary and appropriate for the performance of its obligations under this Agreement. Except as expressly provided in this Agreement or in any other agreement between the Parties, neither Patheon nor any of its employees, agents, consultants or assigns will have any ownership or (except as set forth in the preceding sentence) usage rights in any of the Data in any form, including raw data, stripped data, cumulated data, usage information, summary information and statistical information derived from or in connection with the Data.

Article XI

Information; Audit and Inspection Rights; Records Retention; Access

11.1 Provision of Information.

Upon prior written request by XenoPort within a reasonable period of time, Patheon will provide to XenoPort copies (in electronic or hard-copy form, as requested by XenoPort) of all data generated related to the Products during the Term as [ * ] requested from time to time by XenoPort.

11.2 Physical Inventory.

On [ * ] basis, XenoPort or its Affiliate will have the right to conduct a 100% physical inspection of XenoPort-Owned Equipment and 100% physical inventory count of the XenoPort-supplied Materials at Patheon, including any work-in-process or finished Product.

11.3 Supplier Audits.

Unless otherwise agreed by the Parties in writing, [ * ] will be responsible for performing regular audits as per its quality policies of each supplier that provides Materials (excluding [ * ]-supplied Materials) to be used in the manufacture of the Products and will provide [ * ] with copies of any reports prepared in connection with any audit upon request of [ * ] or, if [ * ] identifies significant findings, within [ * ] of the audit’s completion.

11.4 Audit and Inspection Rights.

(a)	Financial Records. To confirm payments, pricing and credits hereunder, and to the extent reasonably required in connection with audits and reports regarding XenoPort’s own financial statements, XenoPort and its certified accountants may inspect Patheon’s and its Affiliates financial reports and records relating to this Agreement during normal business hours and with reasonable advance notice, and Patheon will make a Patheon representative available to be present during the inspection.

(b)	Records Related to Products. XenoPort may inspect Patheon’s and, if applicable, its Affiliates’ reports and records relating to Products (including batch records, the records described in Section 11.5 below, and any other records or reports relating to the manufacture, testing, analysis, storage or shipment of Products) or otherwise relating to this Agreement during normal business hours and with reasonable

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

advance notice, and Patheon will make a Patheon representative available to be present during the inspection. XenoPort will be free to copy and use such records as reasonably required for any normal regulatory or business use relating to the Products.

(c)	Facilities. Patheon will give XenoPort reasonable access at agreed times to the areas of the manufacturing site in which the Products are manufactured, stored, handled, or shipped to permit XenoPort to verify that the Manufacturing Services are being performed in accordance with the Specifications, the Quality Agreement, cGMPs, and applicable Laws. But, with the exception of “for-cause” audits, XenoPort will be limited each [ * ] to [ * ] audit, lasting no more than [ * ], and involving [ * ] auditors. XenoPort may request additional [ * ] audits, additional audit [ * ], or the participation of additional auditors subject to payment [ * ] for each additional audit [ * ] and [ * ] for each additional auditor.

(d)	Cooperation. Patheon agrees to fully cooperate, and, if applicable, to cause its Affiliates to fully cooperate, with inspections and audits of the records, reports and facilities, of Patheon and its Affiliates as permitted under this Agreement. If a litigation matter arises requiring preservation of certain records of Patheon or its Affiliate, Patheon agrees to suspend destruction of these records as directed by XenoPort or any applicable Governmental Authority.

11.5 cGMP Documentation.

Each Party will maintain, in accordance with and for the period required under the applicable Product Addendum, Specifications, cGMPs and Laws, complete and adequate records pertaining to the methods and facilities used for the cGMPs manufacture, processing, testing, packing, labeling, holding and distribution of the Products. Patheon will keep complete and systematic records related to the Materials purchased, Manufacturing Services performed and any other records generated as a part of this Agreement. These records will include any operational documentation pertaining to Patheon’s Manufacturing Services under this Agreement, including procedures (including records for compliance with Laws) and any other documentation pertaining to Patheon’s obligations under this Agreement. Patheon will preserve these records for the greater of (a) [ * ], or (b) the period agreed upon in writing by the Parties in any Product Addendum. If a legal matter arises requiring preservation of certain records and XenoPort or any Governmental Authority has made a request to preserve records, Patheon will suspend destruction of the records.

Article XII

Divested Products

The Parties acknowledge that during the Term, XenoPort or XenoPort Affiliates may divest [ * ] to a Third Party (each, a “Divestment Party”) of [ * ] certain Products (each such transaction, a “Divestment”). In a Divestment, XenoPort may either (a) assign [ * ] under a Product Addendum to the Divestment Party, or (b) [ * ] enter into an agreement with the Divestment Party to supply the affected Products to the Divestment Party. If XenoPort enters into an agreement to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

supply Products subject to a Divestment to a Divestment Party, [ * ] will produce those Products (“Divested Products”) [ * ] pursuant to the terms of this Agreement and any applicable Product Addendum. XenoPort will advise Patheon of each Divestment and whether [ * ] will [ * ] produce the affected Product [ * ] pursuant to the terms of this Agreement after the Divestment. In a Divestment in which XenoPort enters into an agreement to supply the affected Products to the Divestment Party, [ * ] will function as [ * ] and will manufacture and supply the Divested Products pursuant to the terms of this Agreement and any applicable Product Addendum provided that the Divestment Party [ * ]. Any Divestment will not diminish [ * ] rights or obligations hereunder. Patheon may terminate this Agreement or a Product Addendum upon 18 months’ prior written notice if XenoPort divests a Product to a Divestment Party that is a Patheon Competitor at the time of the Divestment. In the event that, during such 18 months, the Patheon Competitor requires access to the manufacturing site to perform a technology transfer as part of the Divestment, the Parties will agree upon a mutually acceptable independent Third Party to access the manufacturing site on such Patheon Competitor’s behalf.

Article XIII

Representations and Warranties

13.1 Authority.

Each Party covenants, represents and warrants that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

13.2 XenoPort Warranties.

XenoPort covenants, represents and warrants that:

(a)	the Specifications for each of the Products are its or its Affiliate’s property and that XenoPort may lawfully disclose the Specifications to Patheon;

(b)	any XenoPort Intellectual Property provided by XenoPort for the provision of the Manufacturing Services according to the Specifications, to XenoPort’s knowledge:

(i)	may be lawfully used as directed by XenoPort; and

(ii)	does not infringe and will not infringe any Third Party Rights;

(c)	the Specifications for all Products conform to all applicable cGMPs and Laws;

(d)	if required by any applicable Product Addendum, the XenoPort-supplied Material will, at the time it is shipped to Patheon, (i) not be adulterated or misbranded within the meaning of the Act; and (ii) comply with its XenoPort-supplied Material Specifications provided by XenoPort;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	XenoPort is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation;

(f)	the execution, delivery and performance of this Agreement by XenoPort (where applicable) has been duly authorized by all requisite corporate action; and

(g)	this Agreement constitutes the legal, valid and binding obligation of XenoPort, enforceable against XenoPort in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity; and the execution, delivery and performance of this Agreement by XenoPort will not violate or conflict with any other agreement or instrument to which XenoPort is a party.

13.3 Patheon Warranties.

Patheon covenants, represents and warrants that:

(a)	Patheon will perform the Manufacturing Services in accordance with the Specifications, the Quality Agreement, cGMPs and Laws;

(b)	XenoPort will be entitled to rely upon the Certificates provided by Patheon in distributing the Products to the Market;

(c)	Patheon is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation;

(d)	the execution, delivery and performance of this Agreement by Patheon (where applicable) has been duly authorized by all requisite corporate action;

(e)	the provision of the Manufacturing Services by Patheon for any Product pursuant to this Agreement or use of any Intellectual Property, including Patheon Intellectual Property, by Patheon as may be required to perform its obligations under this Agreement does not and will not infringe any Third Party Rights;

(f)	Patheon has and will maintain all Consents necessary or desirable in performance of its obligations hereunder and the manufacture of the Products;

(g)	Patheon will not market the Products produced under this Agreement and will not sell the Products produced under this Agreement except for sales to XenoPort or XenoPort’s designees permitted by this Agreement;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(h)	Except for Products manufactured and sold to XenoPort or XenoPort’s designee under this Agreement, or sold to an authorized licensee of XenoPort, Patheon will not [ * ] manufacture[ * ] gabapentin enacarbil or any product containing gabapentin enacarbil[ * ] on behalf of any Person, nor assist any Person other than XenoPort or its designee to do any of the foregoing;

(i)	the manufacture, generation, processing, packaging, distribution, transport, treatment, storage, disposal and other handling of any Materials or Products by Patheon will (i) be in accordance with and conform to the Specifications, the Quality Agreement, cGMPs and (ii) otherwise conform to any provisions of Law. The Products will: (A) strictly comply with the Specifications, (B) be free from defects in materials and workmanship, (C) not be adulterated or misbranded within the meaning of Laws of the United States and the Act, and (D) not be articles that may not, under the Act or any other applicable Law, be introduced into interstate commerce. THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT DO NOT APPLY TO THE FAILURE OF ANY PRODUCTS TO CONFORM TO SPECIFICATIONS WHERE THE FAILURE TO CONFORM TO SPECIFICATIONS IS DUE TO OCCURRENCES AFTER THE PRODUCTS ARE DELIVERED TO THE CARRIER OR FREIGHT FORWARDER THAT AFFECT OR ALTER THE PRODUCTS, OR ACTIONS TAKEN OR FAILED TO BE TAKEN THAT ARE NOT OTHERWISE CAUSED BY OR THE RESPONSIBILITY OF PATHEON;

(j)	during the Term, Patheon will maintain a temperature-controlled, humidity-controlled manufacturing suite at the Facility for manufacture of the Product in accordance with the applicable Specifications, master batch records and procedures for the Product, and will maintain the Facility, all personal property, equipment, machinery, systems, intangibles, Intellectual Property and contract rights in use at the Facility during the Term in the ordinary course of business, and free of material defects, except for defects attributable to wear and tear consistent with the age and usage of these assets, and except for defects that do not and will not, in the aggregate, materially impair the ability to use the assets to manufacture, process, store, dispose or otherwise handle any Materials or Products;

(k)	Patheon will not pledge or otherwise transfer, without XenoPort’s prior written consent, Materials or any work-in-process or finished goods inventory of Products, other than to XenoPort or XenoPort’s designee as expressly provided in this Agreement;

(l)	Patheon will maintain reasonable security policies at the Facility to protect the integrity of the Products and all other XenoPort assets, tangible and intangible, at the Facility;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(m)	to the extent that Patheon imports goods into the customs territory of the United States or into any United States Foreign Trade Zone in order to meet its obligations under this Agreement or any Product Addendum, Patheon represents and warrants that Patheon is a participant in the Customs Trade Partnership Against Terrorism (“C-TPAT”) initiative sponsored by the United States Customs Service (“Customs”), and that Customs has certified Patheon as a C-TPAT member; or Patheon has completed and submitted all necessary C-TPAT application materials to Customs, and is currently awaiting notification from Customs that Patheon qualifies for inclusion in C-TPAT. If Customs suspends Patheon’s certification or participation in C-TPAT or determines that Patheon’s C-TPAT application is deficient, Patheon will take all reasonable measures and provide Customs with all necessary documentation in order to obtain certification as a C-TPAT member;

(n)	to the extent Patheon is designated as the source of the Material under any Product Addendum, the manufacture, generation, processing, packaging, distribution, transport, treatment, storage, disposal and other handling of this Material by Patheon will (i) be in accordance with and conform to the Material specifications and cGMPs; and (ii) be in accordance with and conform to any standards specified by the United States Pharmacopeia and Pharmacopeia Forum and the European Pharmacopeia and Pharmacopeial Forum applicable to the Material. The Material will be free from defects in materials and workmanship and will not be adulterated or misbranded within the meaning of applicable Regulatory Acts or the Act;

(o)	Patheon will ensure that XenoPort-supplied Materials are not lost (except for permitted XenoPort-supplied Material yield loss under Section 4.2), damaged or destroyed while in Patheon’s custody or control and that the processing, distribution, transport, treatment, storage, disposal and other handling of such Materials by Patheon are performed in a competent, professional and workmanlike manner by qualified personnel in accordance with the standard of care usually and reasonably expected in the performance of such services in the pharmaceutical manufacturing industry;

(p)	ethical Standards and Human Rights;

(i)	Unless otherwise required or prohibited by law, Patheon warrants, to the best of its knowledge, that in relation to the supply of goods or services under the terms of this Agreement:

(A)	it does not employ, engage or otherwise use any child labor in circumstances under which the tasks performed by the child labor could reasonably be foreseen to cause either physical or emotional impairment to the development of the child;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(B)	it does not use forced labor in any form (prison, indentured, bonded or otherwise) and its employees are not required to lodge papers or deposits on starting work;

(C)	it provides a safe and healthy workplace, presenting no immediate hazards to its employees. Any housing provided by Patheon to its employees is safe for habitation. Patheon provides access to clean water, food and emergency healthcare to its employees if accidents or incidents occur at Patheon’s workplace;

(D)	it does not discriminate against any employees on any grounds (including race, religion, disability or gender);

(E)	it does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or abusive disciplinary practices in the workplace;

(F)	it pays each employee at least the minimum wage or a fair representation of the prevailing industry wage and provides each employee with all legally mandated benefits;

(G)	it complies with the Laws on working hours and employment rights in the countries in which it operates; and

(H)	it is respectful of its employees’ right to join and form independent trade unions and freedom of association;

(ii)	Patheon agrees that it is responsible for controlling its own supply chain and that it will encourage compliance with ethical standards and human rights by any supplier of goods and services that are used by Patheon when performing its obligations under this Agreement;

(iii)	Patheon will ensure that it has ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies; and

(q)	this Agreement constitutes the legal, valid and binding obligation of Patheon, enforceable against Patheon in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity; and the execution, delivery and performance of this Agreement by Patheon will not violate or conflict with any other agreement or instrument to which Patheon is a party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.4 Import/Export Matters.

Each Party represents and warrants to the other Party that it will abide by all applicable Laws relating to the export and import of all Products and Materials under this Agreement.

13.5 Debarred Persons.

Patheon covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b). Patheon represents that it does not currently have, and covenants that it will not hire, as an officer or an employee any individual who has been convicted of a felony under the Laws of the United States for conduct relating to the regulation of any drug product under the Act.

Article XIV

Liability And Indemnification

14.1 Limitation of Liability.

(a)	No Consequential Damages. Under no circumstances whatsoever will either Party be liable or have any obligation of indemnity to the other Party in contract, tort, negligence, breach of statutory duty or on any other theory of liability for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or (ii) for any other liability, damage, costs or expense of any kind incurred by the other Party of an indirect or consequential nature, regardless of any notice of the possibility of these damages or any failure of essential purpose of any remedy available under this Agreement.

(b)	XenoPort Supplied Material Liability. On an annual basis, Patheon will be liable to XenoPort for losses of XenoPort-supplied Material, regardless of its current state of manufacture (active, work-in-process or finished product), that are lost outside the normal course of manufacturing of the Product such as fire, flood or other such loss up to an amount, for each Year, equal to the “Material Liability” set forth in the applicable Product Addendum(s).

(c)	Overall Limitation. Patheon’s annual maximum liability under this Agreement, including any liability arising under Section 8.8(d), but excluding Patheon’s obligations under Sections 4.2 and 14.1(b) of this Agreement, will [ * ] under this Agreement. For greater certainty, Patheon’s responsibility for any loss of XenoPort-supplied Materials in connection with any recalled or returned Product will be captured in accordance with the calculations set forth under Section 4.2, and is not included in amounts subject to the limitation described in the preceding sentence. Notwithstanding any provision of this Agreement to the contrary, including the limitations identified above, no limitation will be applicable to Patheon’s obligations under this Agreement, resulting from Patheon’s: (i) indemnification obligations

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

under Section 14.2; (ii) bad faith, willful misconduct, recklessness, fraud or intentional misrepresentation, or that of any of its employees, agents, subcontractors, or assignees; (iii) failure to comply with Laws and Confidentiality obligations; (iv) infringement of a Third Party’s Intellectual Property rights; or (v) failure to maintain adequate insurance as identified in Section 15.1.

14.2 Indemnity by Patheon.

Patheon will indemnify, defend and hold XenoPort and each XenoPort Affiliate who receives a Product subject to indemnity hereunder and their respective directors, officers, employees and agents (each a “XenoPort Indemnitee”) harmless from and against all Losses arising from any Third Party claim, demand, suit, action or proceeding (a “Third Party Claim”) to the extent arising out of (a) any breach or nonperformance of any of Patheon’s covenants, obligations, representations or warranties under this Agreement; (b) failure to obtain, maintain or comply in any respect with any of its Consents which are required to perform any of its obligations hereunder or under applicable Laws; (c) any violation of Laws by Patheon in the performance of its obligations hereunder; (d) any infringement or misappropriation of Third Party Rights to Intellectual Property that is a result of the use or practice in the manufacturing process for the Products that is requested by Patheon and not found in the initial Specifications. The foregoing indemnification obligations will not apply in each case to the extent any particular Loss is a direct result of (i) the negligence or intentional misconduct of a XenoPort Indemnitee; (ii) a breach by XenoPort of a material representation or covenant hereunder; (iii) any material matter for which XenoPort is obligated to indemnify Patheon pursuant to Section 14.3 herein; (iv) any material failure by XenoPort to comply with the applicable Regulatory Authority; or (v) Patheon’s compliance with the Specifications or an order of a Governmental Authority directed to Patheon specifically regarding its compliance with cGMPs, the applicable Regulatory Acts, or Law. Nothing in this Section 14.2 will be construed to limit, and these provisions will be in addition to, any indemnification provision in any other agreement between the Parties.

14.3 Indemnity by XenoPort.

XenoPort will indemnify, defend and hold Patheon and the Patheon Affiliates and their respective directors, officers, employees and agents (each a “Patheon Indemnitee”) harmless from and against all Losses arising from any Third Party Claim, to the extent arising out of (a) the distribution or marketing of Products by XenoPort or any XenoPort Affiliate acquiring Product directly or indirectly pursuant to this Agreement and/or the administration or use thereof, (b) XenoPort’s material failure to obtain, maintain or comply in any respect with any of its Consents which are required to perform any of its obligations hereunder, or export permits or under the applicable Laws, (c) material breach of any of XenoPort’s covenants, obligations, representations or warranties under this Agreement, or (d) any claim that the practice by Patheon of the XenoPort Intellectual Property licensed hereunder, or the use of XenoPort Intellectual Property in the manufacture, use or sale of the Products constitutes trade secret misappropriation or infringes the intellectual property rights of any Third Party. The foregoing indemnification obligations will not

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

apply in each case to the extent any particular Loss is a direct result of (i) the negligence or intentional misconduct of a Patheon Indemnitee or (ii) any matter for which Patheon is obligated to indemnify XenoPort pursuant to Section 14.2 above. Nothing in this Section 14.3 will be construed to limit, and these provisions will be in addition to, any indemnification provision in any other agreement between the Parties.

14.4 Procedures.

Any indemnification of XenoPort, XenoPort Affiliates, Patheon or Patheon Affiliates hereunder will include and extend to the benefit of their respective shareholders, directors, officers and employees. Any person that may be entitled to indemnification under this Agreement (an “Indemnified Party”) will give written notice to the Person obligated to indemnify it (an “Indemnifying Party”) [ * ] upon becoming aware of any Third-Party Claim or other facts upon which a claim for indemnification will be based; the notice will set forth any information with respect thereto as is then [ * ] available to the Indemnified Party, and the Indemnified Party will [ * ] mitigate the effects of the claim. The Indemnifying Party will have the right to undertake the defense of the Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party will cooperate in the defense and make available all records, materials and witnesses [ * ] requested by the Indemnifying Party in connection therewith at the Indemnifying Party’s expense. If the Indemnifying Party will have assumed the defense of the Third-Party Claim with counsel [ * ] satisfactory to the Indemnified Party, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses (other than for [ * ] costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party will not be liable for any Third-Party Claim settled without its consent, which consent will not be unreasonably withheld or delayed. The Indemnifying Party will obtain the written consent of the Indemnified Party prior to ceasing to defend, settling or otherwise disposing of any Third-Party Claim if as a result thereof the Indemnified Party would become subject to injunctive or other equitable relief or if the Indemnified Party may [ * ] object to the disposition of the Third-Party Claim based on a continuing adverse effect on the Indemnified Party.

Article XV

Insurance

15.1 Coverage Requirements.

Each Party will maintain commercial general liability insurance, including contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for a period of [ * ]. This insurance will have policy limits of [ * ] for each occurrence for personal injury or property damage liability; and (ii) [ * ] in the aggregate [ * ] for product and completed operations liability. If requested each Party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. The insurance will further provide for a minimum of [ * ] written notice to the insured of a cancellation of the insurance. If a Party is unable to maintain the insurance policies required under this Agreement through no fault of its own, then the Party will forthwith notify the other Party in writing and the Parties will in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article XVI

Confidentiality

16.1 Definition of “XenoPort Confidential Information”.

As used herein, the term “XenoPort Confidential Information” will mean all confidential business and technical communications, documents and other information, whether in written, oral or other form, which XenoPort or a XenoPort Affiliate furnishes or discloses to Patheon or which Patheon otherwise learns in connection with the negotiation or performance of this Agreement (whether relating to XenoPort, a XenoPort Affiliate or any Third Party for which XenoPort has an obligation of confidentiality). XenoPort Confidential Information also includes all information relating to Products, as indicated in Section 16.2 below, and for purposes of this Article XVI, XenoPort will be deemed to be the “Disclosing Party,” and Patheon will be deemed to be the “Receiving Party,” with respect to such XenoPort Confidential Information. Patheon agrees that the provisions of this Agreement will apply to all XenoPort Confidential Information disclosed by XenoPort or a XenoPort Affiliate to Patheon or learned by Patheon prior to the Effective Date. Patheon represents and warrants that, prior to the Effective Date, it has not used or disclosed to any Third Party any XenoPort Confidential Information, except as would be permitted hereunder.

16.2 Definition of “Patheon Confidential Information”.

As used herein, the term “Patheon Confidential Information” will mean (a) all confidential business information and (b) technical communications, documents or other information in each case, not constituting XenoPort Confidential Information, whether in written, oral or other form, of Patheon or a Patheon Affiliate that are disclosed to XenoPort by Patheon or a Patheon Affiliate or XenoPort otherwise learns in connection with the negotiation or performance of this Agreement. But all information relating to the Products will be XenoPort Confidential Information regardless of how this information is marked or designated by Patheon. XenoPort agrees that the provisions of this Agreement will apply to all Patheon Confidential Information disclosed by Patheon or any Patheon Affiliate or learned by XenoPort prior to the Effective Date. Patheon agrees that batch records and other Product documentation which has been designated as Patheon Confidential Information may be used and disclosed by XenoPort for bid or Product review purposes if all Patheon identifying marks are removed.

16.3 Treatment of Confidential Information.

Both during the Term and thereafter, Patheon will treat all XenoPort Confidential Information, and XenoPort will treat all Patheon Confidential Information in accordance with the requirements of this Article XVI. For convenience, XenoPort Confidential Information and Patheon Confidential Information are both referred to herein as “Confidential Information” for purposes of establishing the obligations of each Party with regard to the other Party’s Confidential Information.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)	Nondisclosure. Confidential Information disclosed by a Party (the “Disclosing Party”) will be kept strictly confidential by the receiving Party (the “Receiving Party”) and, except as expressly permitted herein, will not be disclosed to any Third Party by the Receiving Party in any manner whatsoever including without limitation, any Affiliates, in whole or in part, without first obtaining the Disclosing Party’s prior written consent to the disclosure. The standard of care required of the Receiving Party in protecting the confidentiality of the Disclosing Party’s Confidential Information will be at least the same standard of care that the Receiving Party uses in protecting its own Confidential Information, but in no event will the Receiving Party use less than a reasonable standard of care. Confidential Information may be used by the Receiving Party only for the purpose of performing under this Agreement.

(b)	Permitted Exceptions. Notwithstanding the provisions of Section 16.3(a), the Receiving Party may disclose the Disclosing Party’s Confidential Information (i) to its employees or outside advisors and financing sources in connection with this Agreement who reasonably need to know this information for the purpose of advising or assisting it in connection with this Agreement (each, a “Representative”), (ii) to a Third Party pursuant to a contractual obligation under a material contract, whereby failure to disclose such Confidential Information will have material adverse effect on the Disclosing Party, and (iii) to Third Parties to the extent required by Law, and then only pursuant to Section 16.5. Prior to disclosing any Confidential Information to any Representative pursuant to this Section 16.3(b), the Receiving Party will inform the Representative of the proprietary nature of the Confidential Information and will require the Representative to agree in writing (except in the case of outside legal advisors or auditors engaged to prepare the Patheon’s financial statements, who may orally agree) to be bound by the requirements of this Article XVI and not to use or disclose the Confidential Information of the Disclosing Party except as permitted herein. Each Party agrees to be responsible for any breach of these confidentiality obligations by its Representatives. It is specifically agreed that (i) XenoPort may disclose Patheon Confidential Information to any XenoPort Affiliate under the same conditions provided in this Article XVI on a need-to-know basis and (ii) Patheon may disclose XenoPort Confidential Information to any Patheon Affiliate under the same conditions provided in this Article XVI on a need-to-know basis. Notwithstanding anything in this Agreement to the contrary, XenoPort may disclose Certificates, investigation reports and other Manufacturing related documents to a Third Party where XenoPort or an Affiliate has a supply obligation to the Third Party; by way of example, an authorized generic supply agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	Consent. Confidential Information of the Disclosing Party will not be utilized by a Receiving Party except as expressly permitted herein, without first obtaining the Disclosing Party’s prior written consent to such utilization and without first entering into a separate, written agreement duly executed by authorized representatives of the Parties hereto.

16.4 Exclusions.

Notwithstanding any provision herein to the contrary, the requirements of this Article XVI will not apply to any Confidential Information of the Disclosing Party which:

(a)	at the time of disclosure hereunder is generally available to the public;

(b)	after disclosure hereunder becomes generally available to the public, except through breach of this Article XVI by the Receiving Party or its Representatives;

(c)	was not acquired directly or indirectly from the Disclosing Party or its Affiliates and which the Receiving Party lawfully had in its possession prior to disclosure by the Disclosing Party;

(d)	is independently developed by employees or agents of the Receiving Party without the use of the Confidential Information of the Disclosing Party, as evidenced by the written records of the Receiving Party; or

(e)	becomes available to the Receiving Party from a Third Party that is not prohibited from disclosing the Confidential Information, provided the Confidential Information was not acquired directly or indirectly from the Disclosing Party or its Affiliates.

16.5 Notification of Mandatory Disclosure.

(a)	Procedures. If the Receiving Party is required by Law or by judicial or administrative process to disclose any part of the Disclosing Party’s Confidential Information, the Receiving Party will (i) promptly notify the Disclosing Party of this requirement and identify the documents so required thereby, so that the Disclosing Party may seek an appropriate protective order or other remedy and/or waive compliance by the Receiving Party with the provisions of this Article XVI, (ii) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow the scope of this requirement, (iii) assist the Disclosing Party in seeking a protective order or equivalent, and (iv) comply with any applicable protective order or equivalent.

(b)	Limitations. If, in the absence of a protective order or a waiver by the Disclosing Party of the provisions of this Article XVI, the Receiving Party is nonetheless required by Law to disclose any part of the Disclosing Party’s Confidential

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Information, the Receiving Party may disclose that part of the Disclosing Party’s Confidential Information without liability under this Agreement, except that the Receiving Party will (i) furnish only that portion of the Disclosing Party’s Confidential Information which is legally required and (ii) [ * ] obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of the Confidential Information required to be disclosed.

16.6 Publicity.

Except as required by Law, Patheon will not issue any press release or otherwise make any public statement, advertisement or disclosure about this Agreement, any of the Products, or the transactions contemplated hereby without the prior written consent of XenoPort, this consent not to be unreasonably withheld, and XenoPort will not issue any press release or otherwise make any public statement about this Agreement or that refers directly or indirectly to Patheon as a manufacturer of the Products without the prior written consent of Patheon, this consent not to be unreasonably withheld. But either Party will be entitled to make a public announcement of this Agreement after giving prior written notice to the other Party hereto, if, in the opinion of the announcing Party’s legal counsel, this announcement is required to comply with applicable Laws and provided to the extent practicable the other Party has received at least [ * ] notice. If any disclosure is required by Law, the Parties will consult concerning the form of announcement prior to the disclosure being made.

16.7 Return of Confidential Information.

At any time upon the request of the Disclosing Party, to the extent the Confidential Information is not [ * ] necessary to enable a Party to perform its obligations under this Agreement, the Receiving Party will promptly return to the Disclosing Party or destroy the Disclosing Party’s Confidential Information and will destroy all copies thereof, together with all notes, drawings, abstracts and other information relating to the Disclosing Party’s Confidential Information prepared by the Receiving Party or any of its Representatives, regardless of the medium in which the Confidential Information is stored. But the Receiving Party may maintain a single archival copy of the Disclosing Party’s Confidential Information in its files for purposes of establishing the extent of disclosures by the Disclosing Party under this Agreement. At the Disclosing Party’s written request, the Disclosing Party’s Confidential Information that is otherwise required to be returned to it will be destroyed by the Receiving Party, and this destruction will be certified in writing by an authorized officer of the Receiving Party. The return and/or destruction of the Confidential Information of the Disclosing Party as provided above will not relieve the Receiving Party of its other obligations under this Article XVI.

Article XVII

Force Majeure Event

Neither Party will be liable for the failure to perform its obligations under this Agreement or any Product Addendum if the failure is occasioned by a cause or contingency beyond the Party’s reasonable control, including, but not limited to, strikes, lockouts or other labor disturbances not

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

related to Patheon, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption or delay in transportation not caused by Patheon and where Patheon has used commercially reasonable efforts to use alternative transportation, inability to obtain fuel, power or Materials (a “Force Majeure Event”). A Party claiming a right to excused performance under this Article XVII will immediately notify the other Party in writing of the extent of its inability to perform, which notice will specify the occurrence beyond its reasonable control that prevents the performance. Neither Party will be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) that would otherwise be due and payable under this Agreement. Any failure by Patheon to deliver Product pursuant to a Purchase Order delivered by XenoPort in accordance with the terms of this Agreement due to an order, injunction, or any other action by a Governmental Authority will not constitute a Force Majeure Event. If, as a result of the conditions referred to in this Article XVII, Patheon is unable to fully perform its obligations for a period of [ * ], and Patheon foresees that it would not resume its operations in the following [ * ] thereafter, then XenoPort will have the right to terminate this Agreement without liability to Patheon upon [ * ] prior notice to Patheon. If XenoPort terminates this Agreement as provided in this Article XVII, Patheon agrees to [ * ] assist XenoPort to transfer the manufacture of the Products to any other facility or facilities selected by XenoPort, [ * ].

Article XVIII

Term; Termination; Remedies

18.1 General.

(a)	Unless earlier terminated in accordance with this Article XVIII, this Agreement will commence on the Effective Date and will continue until December 31, 2025 unless otherwise agreed by the Parties in a specific Product Addendum, which Product Addendum termination date may be later than the termination date set forth herein (the “Initial Term”). Thereafter, this Agreement will automatically renew for additional one year periods, unless either Party provides 18 months notice in writing otherwise. The period from the Effective Date until the termination of the Agreement is the “Term”. The Parties will not execute any Product Addendum which term exceeds the Term, except if the Term is concurrently modified by an amendment to this Agreement as set forth in Section 19.10.

(b)	XenoPort may terminate this Agreement or any Product Addendum by delivery of an 18 month advance, written notice.

(c)	Termination of this Agreement in its entirety will result in the termination of all Product Addenda.

(d)	XenoPort may terminate this Agreement or any Product Addendum upon [ * ] notice if Third Party license requirements for the Product or its component Materials would require a discontinuance or Divestment of the Product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	XenoPort may terminate any Product Addendum:

(i)	[ * ] if XenoPort fails to receive regulatory approval from a Governmental Authority to commercialize a Product in the Market(s) and all obligations in the Product Addendum will thereafter be void and of no effect and the parties will thereafter act in accordance with Section 18.12; or

(ii)	[ * ] if the requirements for FDA approval of the Drug Application for XenoPort’s Product does not allow XenoPort to bring the Product to market [ * ].

18.2 Patheon Material Default.

“Patheon Material Default” will mean the occurrence of any of the events listed below, regardless of whether the occurrence is voluntary or involuntary, but none of the following occurrences will constitute a Patheon Material Default to the extent the occurrence is a direct result of (i) a breach by XenoPort of a representation, warranty or covenant hereunder; (ii) any failure by XenoPort to comply with Laws to the extent they pertain to the Products; (iii) a XenoPort Material Default; (iv) Patheon’s compliance with an order of a Governmental Authority directed to Patheon specifically regarding its compliance with cGMPs or Laws; or (v) a Force Majeure Event:

(a)	An assignment or attempted assignment of this Agreement, any Product Addendum, or the rights or obligations arising hereunder by Patheon, in violation of Section 19.6;

(b)	Insolvency or general failure of Patheon to pay its debts as they become due; entrance of Patheon into receivership or any arrangement with creditors generally; filing of a voluntary or involuntary petition or other action or proceeding for bankruptcy or reorganization or dissolution or winding-up of Patheon; a general assignment for the benefit of Patheon’s creditors; or a foreclosure or sale of a material part of Patheon’s assets by or for the benefit of any creditor or governmental agency;

(c)	A material breach or failure by Patheon with respect to any material obligation or covenant under this Agreement or any Product Addendum, including Patheon’s failure to comply with the Specifications, the Quality Agreement, cGMPs, Laws or the terms of any Purchase Order, that is not remedied by Patheon within [ * ] after receiving notice thereof;

(d)	A breach by Patheon of Patheon’s obligations under Section 13.3(h) (covenant not to compete) that is not remedied by Patheon within [ * ] after receiving notice thereof;

(e)	Patheon’s failure to obtain and maintain all required Consents throughout the Term.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.3 Failure to Supply.

(a) If Patheon fails to deliver any Product by the specified Delivery Date, in [ * ] of the aggregate volumes of that Product ordered within any rolling [ * ] period and this failure is not the result of XenoPort’s failure to timely deliver to Patheon XenoPort-supplied Materials that meet the Specifications as required in this Agreement, then the Parties will meet to discuss a corrective action plan. If Patheon fails to cure the failure within [ * ], then Patheon will [ * ] remedy the failure of supply of Product, including manufacture and shipment of Product where [ * ] will be responsible for all associated [ * ] and [ * ] will be responsible to pay for Product under the terms of this Agreement.

(b) If Patheon fails to implement the corrective action plan referenced in Section 18.3(a) above within [ * ] of the initial failure, this failure will be considered a Patheon Material Default and Patheon will, if XenoPort elects, provide [ * ] assistance to XenoPort, as agreed by the Parties, in performing technology transfer of that Product to a XenoPort Affiliate or authorized contract manufacturing facility (including appropriate technical resources [ * ]), provided that Patheon will continue to supply XenoPort quantities of Product ordered by XenoPort in accordance with this Agreement.

(c) On Time Delivery.

(i)	Patheon and XenoPort understand that there may be uncertainties and necessary adjustments in production schedules during [ * ] the manufacture of the Product (the “Initial Manufacturing Period”). The Parties agree that they will work together closely to expedite deliveries and manage the scheduling of the initial Product launch.

(ii)	If, after the Initial Manufacturing Period, Patheon is unable to deliver the quantity of Product ordered under a Firm Order on the Delivery Date [ * ], but delivers quantities of Products ordered under a Firm Order after the Delivery Date (a “Late Delivery”), [ * ].

(iii)	A Late Delivery will not be a Material Default of this Agreement by Patheon for the purposes of Section 18.2.

(iv)	A Late Delivery will not include any delay in shipment of Product caused by events outside of Patheon’s reasonable control, such as a Force Majeure Event, a delay in delivery XenoPort-supplied Materials, a delay in Product release approval from XenoPort, inaccurate XenoPort forecasts, or receipt of non-conforming XenoPort-supplied Materials.

(v)	The Late Delivery credits set forth in this Section 18.3 are only available to XenoPort if all outstanding undisputed invoices for Product supplied pursuant to this Agreement have been paid in full or are within [ * ] outstanding from the invoice date when the Late Delivery arose.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.4 Other Patheon Default.

“Other Patheon Default” will mean the breach or failure by Patheon with respect to any obligation, covenant, representation, warranty or condition under this Agreement or any Product Addendum that is not remedied by Patheon within [ * ] receiving written notice thereof from XenoPort, other than a Patheon Material Default or a failure described in Section 18.3 above. Notwithstanding the foregoing, none of the foregoing occurrences will constitute an Other Patheon Default to the extent the occurrence is a direct result of (i) a material breach by XenoPort of a representation, warranty or covenant hereunder; (ii) any material failure by XenoPort to comply with applicable Laws or to perform any of its obligations under this Agreement; (iii) Patheon’s compliance with the Specifications or an order of a Governmental Authority directed to Patheon specifically regarding its compliance with cGMPs or Laws; or (iv) a Force Majeure Event.

18.5 Effect of Patheon Default.

(a)	Patheon Material Default.

(i)	Upon the occurrence of a Patheon Material Default, XenoPort will have the right, upon written notice to Patheon, to (i) terminate this Agreement or any Product Addendum, in whole or in part, [ * ] or at such other date specified under this Agreement, or (ii) terminate any Purchase Order issued under this Agreement, in which case XenoPort will bear no liability for to the terminated Purchase Order, including, without limitation, any expenses incurred by Patheon in connection with the terminated Purchase Order.

(ii)	If this Agreement is terminated by XenoPort as a result of a Patheon Material Default, Patheon will also give XenoPort [ * ] technical support to transfer manufacture of the Product to a third-party or XenoPort manufacturing site.

(iii)	In any event, XenoPort will also be entitled to seek all other remedies available under law or in equity.

(b)	Other Patheon Default. Upon the occurrence of an Other Patheon Default, XenoPort will have no right to terminate this Agreement or any Product Addendum, but XenoPort will have the right to seek all other remedies available under law, subject to Article XIV.

18.6 XenoPort Material Default.

A “XenoPort Material Default” will occur upon XenoPort’s repeated failure to pay an amount, other than a Disputed Amount, and Patheon has issued to XenoPort written notice of Patheon’s intent to terminate this Agreement (the “Intent to Terminate Notice”), and XenoPort has not cured nonpayment within [ * ] of XenoPort’s receipt of the Intent to Terminate Notice.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.7 Other XenoPort Default.

“Other XenoPort Default” will mean the breach or failure by XenoPort with respect to any obligation, covenant, representation, warranty or condition under this Agreement or any Product Addendum, other than a XenoPort Material Default, that is not remedied by XenoPort within [ * ] receiving written notice thereof from Patheon.

18.8 Effect of a XenoPort Default.

(a)	XenoPort Material Default. Upon the occurrence of a XenoPort Material Default, Patheon will have the right, upon written notice to XenoPort, to terminate this Agreement or any Product Addendum [ * ] or at such other date specified under this Agreement and to seek all other remedies available under law or in equity.

(b)	Other XenoPort Default. Upon the occurrence of an Other XenoPort Default, Patheon will have no right to terminate this Agreement or any Product Addendum, but Patheon will have all rights to pursue all other remedies available under law.

18.9 Remedies.

Except as expressly set forth in this Agreement, none of the remedies set forth in this Agreement are intended to be exclusive, and each Party will have available to it all remedies available under law or in equity.

18.10 Injunctive Relief.

If either Patheon or XenoPort breaches or threatens to breach any provision of Article X or Article XVI of this Agreement, the Parties presume that irreparable harm to the other Party would result and the damage to the Party would probably be very difficult to ascertain and would be inadequate. Accordingly, if this occurs, each of Patheon and XenoPort agree that, in addition to any other right and remedies available at law or in equity, the other Party will have the right to obtain injunctive relief from any court of competent jurisdiction.

18.11 Backup Supplier Qualification.

In recognition of XenoPort’s requirement of a guaranteed source of the Products covered by this Agreement, XenoPort may at any time take any and all actions as may be required, in its sole discretion, to qualify one or more alternate suppliers. The express intent of this section is to position XenoPort to be able to shift production to any such alternate supplier(s) within [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.12 Obligations on Termination.

If this Agreement expires or is terminated in whole or in part for any reason, then (in addition to any other remedies the Parties may have under this Agreement):

(a)	XenoPort will take delivery of and pay for all undelivered Products that are manufactured and/or packaged pursuant to a Firm Order prior to termination of this Agreement, [ * ];

(b)	Patheon will, if XenoPort elects, provide [ * ] assistance to XenoPort, as agreed by the Parties, in performing technology transfer of the Products to a XenoPort Affiliate or authorized contract manufacturing facility (including [ * ] technical resources at no cost to [ * ] if [ * ] terminates this Agreement due to a [ * ] Material Default under Section [ * ], and otherwise at [ * ]), and XenoPort will have the right to continue to order, and Patheon will continue to supply to XenoPort and its designees, quantities of Products in accordance with the terms and conditions of this Agreement (as if still in effect) for a reasonable period, which will be [ * ], pending XenoPort’s start-up of alternate manufacturing operations.

(c)	XenoPort will purchase the Exclusive and Long Lead Time Materials purchased or maintained by Patheon in accordance with Section 7.3 prior to notice of termination being given;

(d)	Patheon will return to XenoPort all unused XenoPort-supplied Materials (with shipping and related expenses, if any, to be borne by [ * ]);

(e)	Patheon will continue to perform stability testing as per Section 4.1(g) of this Agreement for the fees set forth in the applicable Product Addendum; and

(f)	Patheon will continue to hold samples and conduct investigations as required per this Agreement for the fees set forth in the applicable Product Addendum.

18.13 Disposition of Equipment.

Upon either termination (other than termination pursuant to Section 18.5 for a Patheon Material Default) or expiration of this Agreement or any and all Product Addenda that utilize the Equipment pursuant to Article III above, in accordance with this Section 18.13 [ * ].

18.14 Continuing Obligations.

ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT WILL NOT AFFECT ANY OUTSTANDING OBLIGATIONS OR PAYMENTS DUE HEREUNDER PRIOR TO THE TERMINATION OR EXPIRATION, NOR WILL IT PREJUDICE ANY OTHER REMEDIES THAT THE PARTIES MAY HAVE UNDER THIS AGREEMENT.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article XIX

Miscellaneous

19.1 Standard Forms.

In all communications, XenoPort and Patheon may employ their standard forms, but nothing in those forms will be construed to modify or amend the terms and conditions of this Agreement, and, in the case of any conflict herewith, the terms and conditions of this Agreement will control.

19.2 Notices.

In addition to the other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder will be in writing and will be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), or by facsimile transmission (with telephone confirmation), and will be deemed to have been given or made: (i) if personally delivered, on the day of such delivery; (ii) if sent by overnight courier, on the day following the date deposited with such overnight courier service; or (iii) if by facsimile transmission, on the date transmitted to receiving facsimile machine and confirmed by telephone, in each case pending the designation of another address, addressed as follows:

If to XenoPort:

XenoPort, Inc.

3410 Central Expressway

Santa Clara, CA 95051

Telephone: [ * ]

Facsimile: [ * ]

Attention: Secretary

and

If to Patheon:

Patheon Pharmaceuticals Inc.

2110 East Galbraith Road

Cincinnati, OH 45237-1625

Attention: Director of Legal Services

Telecopier No.: [ * ]

Email address: [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19.3 Independent Contractors.

In the exercise of its obligations and in respect of its rights and entitlements hereunder or in respect hereof, Patheon is and will in all respects be treated as an independent contractor of XenoPort. Neither Party will be deemed to be a co-venturer or partner of the other. Neither Party is an employee or a legal representative of the other Party for any purpose. Neither Party will have the authority to enter into any contracts in the name of or on behalf of the other Party.

19.4 Entire Understanding.

This Agreement, including the Quality Agreement, the Exhibits, Schedules and Product Addenda attached hereto and any other document identified herein, represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter which are hereby expressly terminated. In case of conflict, the prevailing order of documents will be this Agreement, any Product Addendum, and the Quality Agreement. The Parties agree that no terms, provisions or conditions of any purchase order or other business form or written authorization used by XenoPort or Patheon will have any effect on the rights, duties or obligations of the Parties under or otherwise modify this Agreement, regardless of any failure of XenoPort or Patheon to object to these terms, provisions, or conditions unless the document specifically refers to this Agreement and is signed by both Parties.

19.5 Unintentional Omissions.

The Parties acknowledge that they have expended substantial effort in preparing this Agreement and attempting to describe, in the Exhibits, Schedules and Product Addenda hereto, as thoroughly and precisely as possible, Specifications, Products, and other information. However, despite these efforts, the Parties acknowledge the possibility of involuntary or inadvertent omissions from the Exhibits, Schedules and Product Addenda. The Parties will agree in writing to the changes to be made to the Exhibits, Schedules or Product Addenda to add these inadvertent or involuntary omissions and any such written agreement executed by the Parties will serve as an amendment to this Agreement.

19.6 Transferability; Binding Effect.

(a)	Neither this Agreement nor any Product Addendum, nor any of the rights or obligations of Patheon may be directly or indirectly assigned, sold, delegated or otherwise disposed of by Patheon without the prior written consent of XenoPort, which consent may not be unreasonably withheld. To the extent that (i) Patheon seeks to assign this Agreement or any Product Addendum to a successor by merger, acquisition, or sale (an “Acquirer”) of all or substantially all of its business assets in the field to which this Agreement relates; or (ii) Patheon seeks to assign this Agreement in its entirety to an Affiliate of Patheon, XenoPort will consent to the assignment if the Acquirer or Affiliate:

[ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	XenoPort may assign its rights and duties under this Agreement or any Product Addendum with prior written approval from Patheon, this approval not to be unreasonably withheld, and any Assignee will be bound by the Terms of this Agreement. Patheon may reasonably withhold consent for a partial assignment in cases where the proposed partial assignment will create a financial hardship for Patheon on the proposed assigned products. XenoPort will have the right to assign this Agreement in its entirety to an Affiliate of XenoPort and Patheon will consent to the assignment.

(c)	XenoPort may enter into a [ * ] with a Third Party [ * ] including pursuant to a [ * ]. Under these circumstances, XenoPort’s Third Party [ * ] may either audit Patheon under the same terms as allowed for XenoPort in this Agreement per Article XI, or, at XenoPort’s discretion, XenoPort may provide copies of any reports generated from Article XI, provided that the Third Party will execute a confidentiality agreement containing substantially those terms provided in Article XVI, and XenoPort has provided Patheon with notice of its intent to enter into a [ * ] with a Third Party [ * ]. Patheon will, within [ * ] the date of XenoPort’s notice, provide XenoPort written notice of its objection to providing the Third Party [ * ] with the right to audit or provide copies of an audit report on the basis that the Third Party [ * ] is a competitor of Patheon as of the time Patheon is notified by XenoPort of the potential Third Party [ * ]. Except where Patheon provides a written objection within the [ * ] period, Patheon will be deemed to have irrevocably granted XenoPort permission to arrange such audit or provide copies of a report to the Third Party [ * ]. Where Patheon provides a timely written objection on the basis that the Third Party [ * ] is a current Patheon Competitor, the Parties will meet to discuss how to meet the quality, regulatory and operational needs of such Third Party [ * ].

(e)	Subject to the provisions of Section 6.6, any Affiliate of either Party may perform any of that Party’s obligations hereunder, or be entitled to exercise any of its rights hereunder; provided, that Party will remain liable for the fulfillment of its obligations under this Agreement.

19.7 Dispute Resolution.

If there is any dispute arising out of or in connection with this Agreement, the Parties will first try to solve it amicably. In this regard, either Party may send a written notice of dispute to the other Party, and each Party will appoint, within [ * ] from receipt of the notice of dispute, a single representative having full power and authority to resolve the dispute. The representatives so designated will meet as necessary in order to resolve the dispute. If these representatives fail to solve the matter within [ * ] following the receipt of written notice of dispute, or if a Party fails to appoint a representative within the [ * ] period set forth above, the dispute will immediately be referred to XenoPort’s senior executive, who will meet and discuss as necessary in order to try to solve the dispute amicably. Nothing in this Article XIX will limit either Party’s right to pursue any remedy available to it, including rights granted pursuant to this Agreement or otherwise available in law or equity.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19.8 No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement will confer or be construed as conferring on any Third Party any benefit or the right to enforce any express or implied Term.

19.9 Subcontractors.

Subject to the requirements set forth in the Quality Agreement, Patheon may utilize subcontractors with appropriate expertise and experience in the performance of its obligations under this Agreement or any Product Addendum. But (i) Patheon may not subcontract to Third Parties manufacturing or packaging functions in connection with the Products, (ii) XenoPort must give its written approval, which will not be unreasonably withheld, prior to the use of subcontractors by Patheon, (iii) Patheon must obtain any applicable regulatory approval(s) to retain each subcontractor, (iv) Patheon must enter into with each subcontractor an agreement that is at least as protective of XenoPort as this Agreement and which names XenoPort as intended third party beneficiary to the agreement; (v) Patheon’s agreement with each subcontractor must expressly permit XenoPort to audit the subcontractor and require that subcontractor promptly notify XenoPort and Patheon of any regulatory audits or inspections; and (vi) Patheon will remain responsible for its subcontractors at all times. Any services identified by Patheon to XenoPort in a Product Addendum may be performed by subcontractors with the consent of XenoPort given in accordance with that Product Addendum. Prior to the commencement of services in connection with any Product at the Facility, each subcontractor will sign a confidentiality agreement containing substantially those terms provided in Article XVI and containing a provision naming XenoPort as an intended third party beneficiary to the agreement.

19.10 Amendment.

Any amendment, modification or supplement of or to any provision of this Agreement, including the Exhibits, Schedules and Addenda hereto, will be effective only in writing and signed by a duly authorized officer of suitable title of both Parties. The Parties hereto waive the right to amend the provisions of this Section 19.10 orally.

19.11 Severability.

If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, this holding will in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision will be fully severed from this Agreement and there will automatically be added in lieu thereof a provision as similar in terms and intent to the severed provision as may be legal, valid and enforceable.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19.12 Waiver.

Any failure of Patheon or XenoPort to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party hereto and this waiver will be effective only in the specific instance and for the specific purpose for which made or given.

19.13 Survival.

Article XIII, Article XIV, Article XV, Article XVI, Article XVII, Article XIX, and Sections 4.1(g), 6.7, 7.11, 7.12, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.13, 10.1, 10.2, 10.5, 11.4, 11.5, 18.5, 18.8, 18.10, 18.12, 18.13, 18.14 and Schedule 8.1 and any other provision which by its terms specifically so states, together with any obligation to make accrued but unpaid payments due hereunder, will survive the termination or expiration of this Agreement until the last-to-expire of the longest statute of limitations governing any claims relating to the performance of this Agreement.

19.14 Drafting Ambiguities.

Each Party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be employed in the interpretation of this Agreement or any amendment or Schedule to this Agreement.

19.15 Headings; Schedules; Interpretation; Counterparts.

(a)	Headings. The headings of the Sections of this Agreement are for reference purposes only, are not part of this Agreement and will not in any way affect the meaning or interpretation of this Agreement.

(b)	Schedules. All Schedules delivered pursuant to this Agreement will be deemed part of this Agreement and incorporated herein by reference, as if fully set forth herein. All provisions contained in any Schedule delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

(c)	Interpretation. Unless the context clearly requires otherwise, whenever used in this Agreement: (a) the words “include” or “including” will be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “will” has the same meaning as the word “shall,” denoting an obligation or requirement; (c) the word “day” or “year” means a calendar day or year unless otherwise specified; (d) the word “notice” means notice in writing (whether or not specifically stated), and includes all notices, consents, approvals and other written communications contemplated under this Agreement; (e) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (f) the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

word “or” has the inclusive meaning typically identified with the phrase “and/or;”(g) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise; (h) words of any gender include the other gender; (i) words using the singular or plural number also include the plural or singular number, respectively; and (j) references to any specific Law, rule or regulation, or article, section or other division thereof, are deemed to include the then-current amendments thereto or any replacement Law, rule or regulation thereof.

(d)	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by Facsimile or “pdf” and execution by such means will be deemed to be an original.

19.16 Governing Law.

This Agreement will be governed by, construed and enforced in accordance with the laws of [ * ] without regard to principles of conflicts of law, and the Parties hereby irrevocably consents to the jurisdiction of the [ * ]. The United Nations Convention on Contracts for the International Sale of Goods is expressly disclaimed.

19.17 Coordination with GSK Agreement.

The Parties acknowledge that (i) Patheon and Glaxo Group Limited (“GSK”) and certain of their Affiliates previously entered into the Amended and Restated Master Manufacturing Agreement and Supply Agreement between GSK and Patheon dated April 30, 2010 (the “GSK Agreement”) for the supply of Horizant® (gabapentin enacarbil) Extended-Release Tablets to GSK, (ii) GSK or its Affiliate marketed Horizant® (gabapentin enacarbil) Extended-Release Tablets under license from XenoPort, and (iii) XenoPort and GSK have entered into the Termination and Transition Agreement between XenoPort and GSK dated November 8, 2012, pursuant to which GSK and XenoPort have agreed to the termination of the license to GSK related to Horizant® (gabapentin enacarbil) Extended-Release Tablets and reversion of rights therein to XenoPort, as well as related matters regarding transition of the Product to XenoPort. With respect to certain matters relating to the GSK Agreement, the Parties agree as follows:

(a)	Except to the extent otherwise agreed by Patheon and XenoPort, Product manufactured under this Agreement will be manufactured [ * ];

(b)	To the extent that this Agreement or the Quality Agreement requires or anticipates that XenoPort will provide Specifications or other information to Patheon for use in the manufacture of Products and supply to XenoPort or its designees under this Agreement, [ * ];

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	All “GSK Confidential Information” under the GSK Agreement relating to Products (including, for the avoidance of doubt, any information relating to Products developed by Patheon or disclosed by Patheon under the GSK Agreement) will be deemed to be XenoPort Confidential Information for purposes of this Agreement, and XenoPort will be deemed to be the “Disclosing Party” and Patheon the “Receiving Party” with respect thereto;

(d)	As between XenoPort and Patheon, Article X of this Agreement applies with respect to any Intellectual Property rights, trademarks and data described in Article X of the GSK Agreement for which GSK has assigned its ownership interest or other rights to XenoPort; and

(e)	XenoPort [ * ].

(Signature page to follow)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed.

XENOPORT, INC.

By:	/s/ Ronald W. Barrett
Name:	Ronald W. Barrett
Title:	Chief Executive Officer

PATHEON PHARMACEUTICALS INC.

By:	/s/ Francis P. McCune
Name:	Francis P. McCune
Title:	Secretary

[Signature Page for Master Manufacturing and Supply Agreement]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Form of Product Addendum

Product Addendum A-[    ]

This Product Addendum is entered into as of              (the “Addendum No. A-[__] Date”) between XenoPort, Inc., (“XenoPort”) and Patheon Pharmaceuticals Inc. (“Patheon”).

WHEREAS, XenoPort and Patheon. entered into the Master Manufacturing and Supply Agreement dated September 25, 2013, (the “MSA”) and the Parties wish to enter into this Product Addendum A-1 under the MSA.

NOW, THEREFORE, in consideration of the foregoing and the promises, covenants and mutual agreements hereinafter set forth, and in further consideration of certain other valuable consideration, the receipt and sufficiency of which each of the Parties expressly acknowledges, XenoPort and Patheon hereby agree by and between themselves as follows:

1.	General. For purposes of this Product Addendum A-1, capitalized terms will have the meaning ascribed to them in the MSA.

[ * ]

16.	The terms and conditions of the MSA pertaining to the Product are hereby incorporated by reference as if set forth below, including without limitation the pricing provisions contained therein.

17.	All terms not otherwise defined herein will have the meaning set forth in the MSA.

18.	Additional considerations:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, XenoPort and Patheon have executed this Product Addendum A-[__] as of the date below.

Patheon Pharmaceuticals Inc.	XenoPort, Inc

By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 3.0

XENOPORT OWNED AND DEDICATED EQUIPMENT

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 4.2(b)

REPORT OF ANNUAL XENOPORT-SUPPLIED MATERIALS INVENTORY

RECONCILIATION AND CALCULATION OF ACTUAL ANNUAL YIELD.

TO:	XenoPort, Inc.

FROM:	Patheon Pharmaceuticals Inc.

RE:	XenoPort-supplied Materials annual inventory reconciliation report and calculation of Actual Annual Yield pursuant to Section 4.2(b) of the Master Manufacturing and Supply Agreement dated September 25, 2013 (the “Agreement”)

[ * ]

Capitalized terms used in this report have the meanings given to such terms in the Agreement.

DATE:

Patheon Pharmaceuticals Inc.

Per:
Name:
Title:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 7.9

Key Performance Indicators (“KPIs”)

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.